                                                                   EXHIBIT 99.11

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                    CARAT TRUST SALE AND SERVICING AGREEMENT

                                      AMONG

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                    SERVICER

                         CAPITAL AUTO RECEIVABLES, INC.

                                     SELLER

                                       AND

                  CAPITAL AUTO RECEIVABLES ASSET TRUST 200_-__

                                     ISSUER

                             DATED AS OF _____, 200_

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                                TABLE OF CONTENTS

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ARTICLE I     CERTAIN DEFINITIONS....................................................................    1
     Section 1.01.  Definitions......................................................................    1

ARTICLE II     CONVEYANCE OF COLT 200_-__ SECURED NOTES; ISSUANCE OF SECURITIES...............    1
     Section 2.01.  Conveyance of COLT 200_-__ Secured Notes.........................................    1
     Section 2.02.  [RESERVED].......................................................................    3
     Section 2.03.  Acceptance by Issuer.............................................................    3
     Section 2.04.  Representations and Warranties as to the COLT 200_-__ Secured Notes..............    3
     Section 2.05.  Repurchase of COLT 200_-__ Secured Notes Upon Breach of Warranty.................    3

ARTICLE III   THE SELLER.............................................................................    4
     Section 3.01.  Representations of Seller........................................................    4
     Section 3.02.  Liability of Seller..............................................................    6
     Section 3.03.  Merger or Consolidation of, or Assumption of the Obligations
                    of Seller; Amendment of Certificate of Incorporation ............................    6
     Section 3.04.  Limitation on Liability of Seller and Others.....................................    7
     Section 3.05.  Seller May Own CARAT 200_-__ Notes or CARAT 200_-__ Certificates.................    7

ARTICLE IV    SERVICER'S COVENANTS; DISTRIBUTIONS; RESERVE
              ACCOUNT; STATEMENTS TO CARAT 200_-__ NOTEHOLDERS
              AND CARAT 200_-__ CERTIFICATEHOLDERS...................................................    7
     Section 4.01.  Annual Statement as to Compliance; Notice of Servicer Default....................    7
     Section 4.02.  Annual Independent Accountants' Report...........................................    8
     Section 4.03.  Access to Certain Documentation and Information Regarding
                    the COLT 200_-__ Secured Notes ..................................................    9
     Section 4.04.  [RESERVED].......................................................................    9
     Section 4.05.  Assignment of Administrative Secured Notes and Warranty
                    Secured Notes....................................................................    9
     Section 4.06.  Distributions....................................................................   10
     Section 4.07.  Reserve Account..................................................................   11
     Section 4.08.  [RESERVED].......................................................................   13
     Section 4.09.  Net Deposits.....................................................................   13
     Section 4.10.  Statements to Securityholders....................................................   13

ARTICLE V     NOTEHOLDER ACCOUNTS; COLLECTIONS, DEPOSITS AND INVESTMENTS.............................   15
     Section 5.01.  Establishment of Accounts........................................................   15
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                               TABLE OF CONTENTS
                                  (continued)
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     Section 5.02.  [RESERVED].......................................................................   18
     Section 5.03.  Investment Earnings..............................................................   18
     Section 5.04.  Additional Deposits..............................................................   19

ARTICLE VI    LIABILITIES OF SERVICER AND OTHERS.....................................................   19
     Section 6.01.  Liability of Servicer; Indemnities...............................................   19
     Section 6.02.  Merger or Consolidation of, or Assumption of the Obligations of the Servicer.....   20
     Section 6.03.  Limitation on Liability of Servicer and Others...................................   21
     Section 6.04.  Delegation of Duties.............................................................   22
     Section 6.05.  Servicer Not to Resign...........................................................   22

ARTICLE VII   DEFAULT................................................................................   23
     Section 7.01.  Servicer Defaults................................................................   23
     Section 7.02.  Consequences of a Servicer Default...............................................   24
     Section 7.03.  CARAT Indenture Trustee to Act; Appointment of Successor.........................   24
     Section 7.04.  Notification to CARAT 200_-__ Noteholders and CARAT 200 - Certificateholders.....   25
     Section 7.05.  Waiver of Past Defaults..........................................................   25

ARTICLE VIII        TERMINATION......................................................................   25
     Section 8.01.  Optional Purchase of All COLT 200_-__ Secured Notes;
                    Insolvency of Seller; Termination of Trust ......................................   25

ARTICLE IX    MISCELLANEOUS PROVISIONS...............................................................   28
     Section 9.01.  Amendment........................................................................   28
     Section 9.02.  Protection of Title to Trust.....................................................   29
     Section 9.03.  Notices..........................................................................   31
     Section 9.04.  GOVERNING LAW....................................................................   32
     Section 9.05.  Severability of Provisions.......................................................   32
     Section 9.06.  Assignment.......................................................................   32
     Section 9.07.  Third-Party Beneficiaries........................................................   32
     Section 9.08.  Separate Counterparts............................................................   32
     Section 9.09.  Headings and Cross-References....................................................   32
     Section 9.10.  Assignment to CARAT Indenture Trustee............................................   32
     Section 9.11.  No Petition Covenants............................................................   33
     Section 9.12.  Limitation of Liability of CARAT Indenture Trustee and CARAT Owner Trustee.......   33
     Section 9.13.  Tax Treatment....................................................................   33
     Section 9.14.  Furnishing Documents.............................................................   34
EXHIBIT A     Locations of Schedule of COLT 200_-__ Secured Notes
EXHIBIT B     Form of Second Step Secured Notes Assignment
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                                TABLE OF CONTENTS
                                  (continued)

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
APPENDIX A Definitions and Rules of Construction
APPENDIX B Notices Addresses and Procedures
APPENDIX C Additional Representations and Warranties
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                                     -iii-

      THIS CARAT TRUST SALE AND SERVICING AGREEMENT is made as of , 200 by and among General Motors Acceptance Corporation, a Delaware corporation and in its capacity as Servicer under the CARAT Pooling and Servicing Agreement described below (the "Servicer"), Capital Auto Receivables, Inc., a Delaware corporation (the "Seller"), and Capital Auto Receivables Asset Trust 200_-__ , a Delaware statutory trust (the "Issuer").

      WHEREAS, GMAC has sold the COLT 200_-__ Secured Notes to the Seller and the Servicer has agreed to service the COLT 200_-__ Secured Notes pursuant to the CARAT Pooling and Servicing Agreement;

      WHEREAS, the Seller desires to sell the COLT 200_-__ Secured Notes to the Issuer in exchange for the CARAT 200_-__ Notes and CARAT 200_-__ Certificates pursuant to the terms of this Agreement and the Servicer desires to perform the servicing obligations set forth herein for and in consideration of the fees and other benefits set forth in this Agreement and in the CARAT Pooling and Servicing Agreement; and

      WHEREAS, the Seller and the Issuer wish to set forth the terms pursuant to which the COLT 200_-__ Secured Notes are to be sold by the Seller to the Issuer and serviced by the Servicer.

      NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this CARAT Trust Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

                                   ARTICLE II
        CONVEYANCE OF COLT 200_-__ SECURED NOTES; ISSUANCE OF SECURITIES

      Section 2.01 Conveyance of COLT 200_-__ Secured Notes. In consideration of the Issuer's delivery of the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates to, or upon the order of, the Seller, the Seller does hereby enter into this Agreement and the related Second Step Secured Notes Assignment in the form attached as Exhibit B to this Agreement (the "Second Step Secured Notes Assignment") and agrees to fulfill all of its obligations hereunder and thereunder and to sell, transfer, assign and otherwise convey to the Issuer, without recourse:

            (a) all right, title and interest of the Seller in, to and under the COLT 200_-__ Secured Notes and all monies due thereunder on and after the Series 200_-__Closing Date;

            (b) all right, title and interest of the Seller in, to and under the COLT 200_-__ Estate securing the COLT 200_-__ Secured Notes, including:
      (i) the Series 200_-__ Lease Assets and all monies due thereunder on and after the Cutoff Date and with respect to the Vehicles and, to the extent permitted by law, any accessions thereto; (ii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Vehicles or Lessees; and
      (iii) the interest of the Seller in any proceeds from recourse against Dealers on the Series 200_-__ Lease Assets;

            (c) all right, title and interest of the Seller in, to and under the Second Step Secured Notes Assignment;

            (d) all right, title and interest of the Seller in, to and under (i) the VAULT Trust Agreement (solely with respect to the Vehicles related to Series 200_-__ Lease Assets), (ii) the CARAT Pooling and Servicing Agreement and the First Step Secured Notes Assignment (including the right of the Seller to cause GMAC to repurchase COLT 200_-__ Secured Notes under certain circumstances), (iii) the COLT Indenture, (iv) the COLT Sale and Contribution Agreement, (v) the COLT Custodian Agreement and (vi) the COLT Servicing Agreement; and

            (e) the present and future claims, demands, causes and choses in action in respect of any or all the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

      The property described in clauses (a) through (e) is referred to herein collectively as the "Purchased Property."

      It is the intention of the Seller and the Issuer that the transfer and assignment contemplated by this Agreement and the related Second Step Secured Notes Assignment shall constitute a sale of the COLT 200_-__ Secured Notes and the other Purchased Property from the Seller to the Issuer and the beneficial interest in and title to the COLT 200_-__ Secured Notes and the other Purchased Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

      The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of GMAC or the Seller to the Lessees, Dealers, insurers or any other

Person in connection with the COLT 200_-__ Secured Notes, Series 200_-__ Leases, Vehicles, any Dealer Agreements, any insurance policies or any agreement or instrument relating to any of them.

      Section 2.02. [RESERVED].

      Section 2.03. Acceptance by Issuer. The Issuer does hereby accept all consideration conveyed by the Seller pursuant to Section 2.01, and declares that the Issuer shall hold such consideration upon the trust set forth in the CARAT Trust Agreement for the benefit of the CARAT 200_-__ Certificateholders, subject to the terms and conditions of the CARAT Indenture and this Agreement and the related Second Step Secured Notes Assignment and the rights of the CARAT 200_-__ Noteholders with respect thereto. The Issuer hereby agrees to and accepts the appointment and authorization of GMAC as Servicer under Section 3.01 of the CARAT Pooling and Servicing Agreement. The parties agree that this Agreement, the Second Step Secured Notes Assignment, the CARAT Indenture, the CARAT Trust Agreement, the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates constitute the Further Transfer and Servicing Agreements for purposes of the CARAT Pooling and Servicing Agreement and that the rights, duties and obligations of GMAC as Servicer under the CARAT Pooling and Servicing Agreement are subject to the provisions of Sections 6.02, 6.04, 6.05, 9.01 and Article VII.

      Section 2.04. Representations and Warranties as to the COLT 200_-__ Secured Notes. Pursuant to Section 2.01(d), the Seller assigns to the Issuer all of its right, title and interest in, to and under the CARAT Pooling and Servicing Agreement. Such assigned right, title and interest includes the representations and warranties of GMAC made to the Seller pursuant to Section
4.01 of the CARAT Pooling and Servicing Agreement. The Seller hereby represents and warrants to the Issuer that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Series 200_-__ Closing Date. The Seller further acknowledges that the Issuer and its permitted assigns rely on the representations and warranties of the Seller under this Agreement and of GMAC under the CARAT Pooling and Servicing Agreement in accepting the COLT 200_-__ Secured Notes and the other Purchased Property in trust and executing and delivering the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates. The foregoing representation and warranty speaks as of the Series 200_-__ Series 200_-__ Closing Date, but shall survive the sale, transfer and assignment of the COLT 200_-__ Secured Notes and the other Purchased Property to the Issuer and the pledge thereof to the CARAT Indenture Trustee pursuant to the CARAT Indenture.

      Section 2.05. Repurchase of COLT 200_-__ Secured Notes Upon Breach of Warranty. Upon discovery by the Seller, the Servicer, the CARAT Owner Trustee or the CARAT Indenture Trustee of a breach of any of the representations and warranties in Section 4.01 of the CARAT Pooling and Servicing Agreement or in
Section 2.04 or Section 3.01 of this Agreement that materially and adversely affects the interests of the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders in any COLT 200_-__ Secured Note, the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second Monthly Period following its discovery or its receipt of notice of breach or, at Seller's election, the last day of the first Monthly Period following such discovery, unless such breach shall have been cured in all material respects, in the event of a breach of the representations and warranties made by the Seller in Section 2.04 or Section 3.01, the Seller shall repurchase, or in the event of a breach of a representation and warranty under Section 4.01 of the CARAT Pooling and Servicing Agreement, the Seller and the Servicer shall use all reasonable efforts to enforce the obligation of GMAC under Section 5.04 of the CARAT Pooling and Servicing Agreement to repurchase such COLT 200_-__ Secured Note from the Issuer on the related Distribution Date. The repurchase price to be paid by the breaching party (the "Warranty Purchaser") shall be an amount equal to the Warranty Payment calculated as of the last day of the related Monthly Period and shall be paid on such Distribution Date. It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any COLT 200_-__ Secured Note as to which a breach has occurred and is continuing, and the obligation of the Seller and the Servicer to enforce GMAC's obligation to repurchase such COLT 200_-__ Secured Notes pursuant to the CARAT Pooling and Servicing Agreement shall, if such obligations are fulfilled, constitute the sole remedy against the Seller, the Servicer or GMAC for such breach available to the Issuer, the Financial Parties, the CARAT Owner Trustee or the CARAT Indenture Trustee. The Servicer also acknowledges its obligations to repurchase Administrative Secured Notes from the Issuer pursuant to Section 3.07 of the CARAT Pooling and Servicing Agreement.

                                  ARTICLE III
                                   THE SELLER

      Section 3.01. Representations of Seller. The Seller makes the following representations on which the Issuer is relying in acquiring the Purchased Property and issuing the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates. The following representations speak as of the Series 200_-__- Series 200_-__ Closing Date, but such representations shall survive the sale, transfer and assignment of the Purchased Property to the Issuer.

         (a)   Representations and Warranties as to the Seller.

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Purchased Property;

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

                  (iii) Power and Authority. The Seller has the power and
            authority to execute and deliver the CARAT Basic Documents to which it is a party and to carry out their terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Trust and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of the CARAT Basic Documents to which it is a party have been duly authorized by the Seller by all necessary corporate action;

                  (iv) Valid Sale; Binding Obligations. This Agreement and the Second Step Secured Notes Assignment, when duly executed and delivered, shall constitute a valid sale, transfer and assignment of the Purchased Property, enforceable against creditors of and purchasers from the Seller; and CARAT Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) No Violation; Consents. The consummation of the transactions contemplated by the CARAT Basic Documents to which the Seller is a party and the fulfillment of the terms of the CARAT Basic Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than this Agreement and the Second Step Secured Notes Assignment, or violate any law or, to the best of the Seller's knowledge any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties;

                  (vi) No Proceedings. To the Seller's knowledge, there are no proceedings, investigations pending or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of any CARAT Basic Document (ii) seeking to prevent the issuance of the CARAT 200_-__ Notes or the CARAT 200_-__ Certificates or the consummation of any of the transactions contemplated by any CARAT Basic Document (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, any CARAT Basic Document or (iv) seeking to adversely affect the federal income tax attributes of the CARAT 200_-__ Notes or the CARAT 200_-__ Certificates; and

                  (vii) Perfection Representations. The Perfection
            Representations shall be a part of this Agreement for all purposes.

         (b)   Representations and Warranties as to the COLT 200_-__ Secured
               Notes.

                  (i) Good Title. No COLT 200_-__ Secured Note has been sold, transferred, assigned or pledged by the Seller to any Person other than the

            Issuer; immediately prior to the conveyance of the COLT 200_-__ Secured Notes pursuant to this Agreement and the Second Step Secured Notes Assignment, the Seller had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Agreement and the Second Step Secured Notes Assignment by the Seller, the Issuer shall have all of the right, title and interest of the Seller in, to and under the COLT 200_-__ Secured Notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

                  (ii) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in the Purchased Property shall have been made.

                  (iii) Creation, Perfection and Priority of Security Interests.
            The Perfection Representations, which are attached to this Agreement as Appendix C, are true and correct to the extent they are applicable.

      Section 3.02. Liability of Seller. The Seller shall be liable in accordance with this Agreement and the Second Step Secured Notes Assignment only to the extent of the obligations in this Agreement and the Second Step Secured Notes Assignment specifically undertaken by the Seller.

      Section 3.03. Merger or Consolidation of, or Assumption of the Obligations of Seller; Amendment of Certificate of Incorporation.

            (a) Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement and the other CARAT Basic Documents, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide 10 days prior notice of any merger, consolidation or succession pursuant to this Section 3.03 to the Rating Agencies.

            (b) The Seller hereby agrees that during the term of this Agreement it shall not (i) take any action prohibited by Article Fourth of its certificate of incorporation, (ii) without the prior written consent of the CARAT Indenture Trustee and the CARAT Owner Trustee and without giving prior written notice to the Rating Agencies, amend Article Third or Fourth of its certificate of incorporation or (iii) incur any indebtedness, issue any other debt or assume or guaranty indebtedness of any other entity, other than pursuant to the Intercompany Note and the Intercompany Advance Agreement (without giving effect to any amendment to such Note or Agreement after the date hereof, unless the Rating Agency Condition was satisfied in connection therewith), if such action would result in a downgrading of the then current rating of any class of the Notes.

      Section 3.04. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement and the Second Step Secured Notes Assignment. The Seller and any director or officer or employee or agent of the Seller shall be reimbursed by the CARAT Indenture Trustee or CARAT Owner Trustee, as applicable, for any contractual damages, liability or expense incurred by reason of such trustee's willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties under this Agreement, the Second Step Secured Notes Assignment, the CARAT Indenture or the CARAT Trust Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, the Second Step Secured Notes Assignment, the CARAT Indenture or the CARAT Trust Agreement. In no event, however, shall the CARAT Indenture Trustee or the CARAT Owner Trustee be liable to the Seller for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the COLT 200_-__Secured Notes and other Purchased Property under this Agreement and the Second Step Secured Notes Assignment and that in its opinion may involve it in any expense or liability.

      Section 3.05. Seller May Own CARAT 200_-__ Notes or CARAT 200_-__ Certificates. Each of the Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of CARAT 200_-__ Notes or CARAT 200_-__ Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise specifically provided herein. Except as otherwise provided herein, CARAT 200_-__ Notes or CARAT 200_-__ Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such CARAT 200_-__ Notes or CARAT 200_-__ Certificates, respectively.

                                   ARTICLE IV
              SERVICER'S COVENANTS; DISTRIBUTIONS; RESERVE ACCOUNT;
           STATEMENTS TO CARAT 200_-__ NOTEHOLDERS AND CARAT 200_-__
                               CERTIFICATEHOLDERS

      Section 4.01. Annual Statement as to Compliance; Notice of Servicer
Default.

            (a) The Servicer shall, at its expense, deliver to the CARAT Indenture Trustee and the CARAT Owner Trustee, on or before March 15 of each year, beginning _______ , ____, an officer's certificate signed by the President or any Vice President of the Servicer, dated as of December 31 of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Series 200_-__ Closing Date to the date of such certificate) and of its performance under this Agreement and under the CARAT Pooling and Servicing Agreement has been made under such officer's supervision, and
      (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under such agreements throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any CARAT 200_-__ Noteholder or CARAT 200_-__ Certificateholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable.

            (b) The Servicer shall deliver to the CARAT Indenture Trustee, the CARAT Owner Trustee and to the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01. The Seller shall deliver to the CARAT Indenture Trustee, the CARAT Owner Trustee and the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (b) of Section 7.01.

            (c) To the extent that information identical to that required to be delivered to any recipient identified in this Section 4.01 shall have been delivered to such recipient under Section 2.17 of the COLT Servicing Agreement, such information shall be deemed to have been delivered hereunder.

            (d) The CARAT Administrator shall prepare, and cause the Servicer to execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated pursuant thereto.

      Section 4.02. Annual Independent Accountants' Report.

            (a) The Servicer shall, at its expense, cause a firm of independent accountants, who may render other services to the Servicer or the Seller, to deliver to the Issuer and the Rating Agencies, on or before March 15 of each year, beginning March 15, 200_-__, with respect to the twelve months ended on the immediately preceding December 31 (or with respect to the first such report, such period as shall have elapsed from the Series 200_-__ Closing Date to the date of such report), a report (the "Accountants' Report") addressed and delivered to the Board of Directors of the Servicer, the CARAT Indenture Trustee and the CARAT Owner Trustee, to the effect that such firm has examined the Servicer's assertion that the Servicer has complied with its Minimum Servicing Standards and that such examination: (i) was conducted in accordance with the Attestation Protocol and (ii) included examining, on a test basis, evidence regarding the Servicer's compliance with its Minimum Servicing Standards. The Accountant's Report shall include an opinion that the Servicer's assertion with respect to compliance with its Minimum Servicing Standards is fairly stated in all material respects or shall report the exceptions that do not permit such opinion. In the event that such firm requires the CARAT Owner Trustee to agree to the examination performed by such firm, the Servicer shall direct the CARAT Owner Trustee in writing to so agree; it being understood and agreed that the CARAT Owner Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the CARAT Owner Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such examination. The Accountants' Report required by this Section 4.02(a) may be replaced by any similar report or certification using standards other than the Minimum Servicing Standards or the Attestation Protocol that are now or in the future in use by servicers of lease receivables or that otherwise comply with any rule, regulation, "no action" letter or similar guidance promulgated by the Securities and Exchange Commission.

            (b) A copy of the Accountants' Report may be obtained by any CARAT 200_-__ Noteholder or CARAT 200_-__ Certificateholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the CARAT Indenture Trustee or the CARAT Owner Trustee.

            (c) To the extent that information identical to that required to be delivered to any recipient identified in this Section 4.02 shall have been delivered under Section 2.18 of the COLT Servicing Agreement, such information shall be deemed to have been delivered hereunder.

      Section 4.03. Access to Certain Documentation and Information Regarding the COLT 200_-__ Secured Notes. The Servicer Seller shall provide to the CARAT Indenture Trustee and the CARAT Owner Trustee reasonable access to the documentation regarding the COLT 200_-__. The Servicer shall provide such access to any CARAT 200_-__ Noteholder or CARAT 200_-__ Certificateholder only in such cases where a CARAT 200_-__ Noteholder or a CARAT 200_-__ Certificateholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 4.03 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Lessees, and the failure of the Servicer to provide access as provided in this Section 4.03 as a result of such obligation shall not constitute a breach of this Section 4.03.

      Section 4.04. [RESERVED].

      Section 4.05. Assignment of Administrative Secured Notes and Warranty Secured Notes. Upon receipt of the Administrative Purchase Payment or the Warranty Payment with respect to an Administrative Secured Note or a Warranty Secured Note, respectively, each of the CARAT Indenture Trustee and the CARAT Owner Trustee shall assign, without recourse, representation or warranty, to the Servicer or the Warranty Purchaser, as applicable, all of such Person's right, title and interest in, to and under such Administrative Secured Note or Warranty Secured Note, the collateral therefor and the related rights assigned thereunder. The Servicer or the Warranty Purchaser, as applicable, shall thereupon own such COLT 200_-__ Secured Note, and all such security and documents, free of any further obligations to the CARAT Indenture Trustee, the CARAT Owner Trustee, the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders with respect thereto. If in any Proceeding it is held that the Servicer may not enforce a COLT 200_-__ Secured Note on the ground that it is not a real party in interest or a holder entitled to enforce the COLT 200_-__ Secured Note, the CARAT Indenture Trustee or the

CARAT Owner Trustee, as applicable, shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the COLT 200_-__ Secured Note, including bringing suit in the name of such Person or the names of the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders.

      Section 4.06. Distributions.

            (a) On or before each Determination Date, the Servicer shall calculate the Total Available Amount, the Available Interest, the Available Principal, if any, the Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Secured Note Interest Distributable Amount, the Secured Note Principal Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Specified Reserve Account Balance, the net amount, if any, payable by the Trust under any Interest Rate Swaps, the amount, if any, of any payments due in respect of an Early Termination Date payable by the Trust under the Interest Rate Swap and all other amounts required to determine the amounts, if any, to be deposited in or paid from each of the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Reserve Account, if applicable, on or before the related Distribution Date.

            (b) On or before each Distribution Date, the CARAT Indenture Trustee shall, based solely upon the Servicer's Accounting, withdraw from the Reserve Account and deposit in the Collection Account the lesser of
      (A) the amount of cash or other immediately available funds on deposit herein and (B) the amount, if any, by which (x) the sum of the Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the net amount, if any, payable by the Trust under any Interest Rate Swaps, the amount, if any of any payments due in respect of an Early Termination Date payable by the Trust under any Interest Rate Swap and the Certificateholders' Principal Distributable Amount, if any, for such Distribution Date.

            (c) On each Distribution Date the CARAT Indenture Trustee (based on the information contained in the Servicer's Accounting delivered on the related Determination Date pursuant to Section 3.09 of the CARAT Pooling and Servicing Agreement) shall make the following distributions from the Collection Account after the withdrawals, deposits and transfers specified in Section 4.06(b) have been made in the following order of priority:

                  (i) first, to the Servicer, to the extent of the Total Available Amount, the Servicing Fee;

                  (ii) second, to the Swap Counterparty, to the extent of the Total Available Amount (as such amount has been reduced by the distribution described in clause (i) above), the net amount, if any, due under all Interest Rate Swaps (exclusive of payments due in respect of an Early Termination Date of any Interest Rate Swaps);

                  (iii) third, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above) (a) to the Note Distribution Account in respect of the Aggregate Noteholders' Interest Distributable Amount, and (b) to the Swap Counterparty in respect of any payments due to the Swap Counterparty or to be received from the Swap Counterparty in connection with an Early Termination Date of any Interest Rate Swap, allocated between the Note Distribution Account and the Swap Counterparty in proportion to the amounts owing to the Swap Counterparty in connection with such Early Termination Date and in respect of the Aggregate Noteholders' Interest Distributable Amount;

                  (iv) fourth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i), (ii) and (iii) above), to the Certificate Distribution Account in respect of the Certificateholders' Interest Distributable Amount;

                  (v) fifth, to the Note Distribution Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iv) above), the Aggregate Noteholders' Principal Distributable Amount;

                  (vi) sixth, to the Certificate Distribution Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (v) above), the Certificateholders' Principal Distributable Amount, if any; and

                  [(vii) seventh, to the Reserve Account, to the extent of the
            Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vi) above), an amount necessary for the Reserve Account balance to equal the Specified Reserve Account Balance.]

            (d) Notwithstanding the foregoing, at any time that the CARAT 200_-__ Notes have not been paid in full and the principal balance of the CARAT 200_-__ Notes has been declared immediately due and payable following the occurrence of an Event of Default under Sections 5.1(a), 5.1
      (b), 5.1(c), 5.1(e), or 5.1(f) of the CARAT Indenture, then until such time as the CARAT 200_-__ Notes have been paid in full and the CARAT Indenture has been discharged or the foregoing Events of Default have been cured or waived as provided in Section 5.2(b) of the CARAT Indenture, no amounts shall be deposited in or distributed to the Certificate Distribution Account. Any such amounts otherwise distributable to the Certificate Distribution Account shall be deposited instead into the Note Distribution Account for payment of principal on the CARAT 200_-__ Notes, as provided for under the CARAT Indenture.

      Section 4.07. Reserve Account.

            (a) There shall be established in the name of and maintained with the CARAT Indenture Trustee for the benefit of the CARAT 200_-__ Noteholders an Eligible Deposit

      Account known as the Capital Auto Receivables Asset Trust 200_-__ Reserve Account (the "Reserve Account") to include the money and other property deposited and held therein pursuant to this Section 4.07(a) and Section 4.06(b). [On the Closing Date, the Seller shall deposit the Reserve Account Deposit in immediately available funds into the Reserve Account.] The Reserve Account shall be a part of the Trust.

            (b) If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the CARAT Indenture Trustee to distribute an amount equal to any such excess to the Seller; it being understood that no such distribution from the Reserve Account shall be made to the Seller unless the amount so on deposit in the Reserve Account exceeds such Specified Reserve Account Balance.

            (c) In order to provide for the payment to the CARAT 200_-__ Noteholders, the CARAT 200_-__ Certificateholders' and the Servicer in accordance with Sections 4.06(b) and 4.06(c), to assure availability of the amounts maintained in the Reserve Account for the benefit of the CARAT 200_-__ Noteholders, the CARAT 200_-__ Certificateholders' and the Servicer, and as security for the performance by the Seller of its obligations hereunder, the Issuer on behalf of itself and its successors and assigns, hereby pledges to the CARAT Indenture Trustee and its successors and assigns, all its rights, title and interest in and to the Reserve Account Property, to have and to hold all such property, rights and privileges unto the CARAT Indenture Trustee its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 4.07. The CARAT Indenture Trustee hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Agreement and the other CARAT Basic Documents.

            (d) Each of the Seller and Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be authorized and executed, as applicable, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to the Seller delivered to the CARAT Indenture Trustee, in order to perfect the interests created by this
      Section 4.07 and otherwise fully to effectuate the purposes, terms and conditions of this Section 4.07. The Seller shall:

                  (i) promptly authorize and execute, as applicable, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the CARAT Indenture Trustee's security interest; and

                  (ii) make the necessary filings of financing statements or amendments thereto within thirty days after the occurrence of any of the following: (A) any change in their respective corporate names or any trade names, (B) any change in the location of their respective chief executive offices or principal places of business or any change in their respective jurisdictions of organization, (C) any merger or consolidation or other change in their respective identities or corporate structures and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of the UCC; and shall promptly notify the CARAT Indenture Trustee of any such filings.

      Section 4.08. [RESERVED].

      Section 4.09. Net Deposits. At any time that GMAC shall be the Servicer, the Servicer, the Seller, the CARAT Indenture Trustee and the CARAT Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

      Section 4.10. Statements to Securityholders.

            (a) On each Distribution Date, the CARAT Owner Trustee shall (except as otherwise provided in the CARAT Trust Agreement) deliver to each CARAT 200_-__ Certificateholder, and the CARAT Indenture Trustee shall include with each distribution to each CARAT 200_-__ Noteholder, a statement (which statement shall also be provided to the Rating Agencies) prepared by the Servicer based on information in the Servicer's Accounting furnished pursuant to Section 3.09 of the CARAT Pooling and Servicing Agreement. Each such statement to be delivered to CARAT 200_-__ Certificateholders and CARAT 200_-__ Noteholders, respectively, shall set forth the following information concerning the CARAT 200_-__ Certificates or the CARAT 200_-__ Notes, as appropriate, with respect to such Distribution Date or the preceding Monthly Period:

                  (i) the amount of such distribution allocable to principal of each CARAT 200_-__ Notes and to the Certificate Balance;

                  (ii) the amount of the distribution, if any, allocable to interest on or with respect to each class of securities;

                  (iii) the net amount, if any, of any payments due by the
            Issuer or to be received by the Issuer under any Interest Rate Swap;

                  (iv) the net amount, if any, of any payments due by the Issuer or to be received by the Issuer in respect of an Early Termination Date payable under any Interest Rate Swap;

                  (v) the Aggregate Secured Note Principal Balance as of the close of business on the last day of such Monthly Period, the Aggregate Secured Note Principal Balance as of the close of business on the last day of the second monthly period preceding such Distribution Date (or, for the first Distribution

            Date, the Initial Aggregate Secured Note Principal Balance) and the Secured Note Principal Distributable Amount for such Distribution Date;

                  (vi) the Note Principal Balance for each class of CARAT 200_-__ Notes, the Aggregate Note Principal Balance, the Certificate Balance, the Note Pool Factor for each class of Notes and the Certificate Pool Factor, each as of such Distribution Date after giving effect to all payments described under clause (i) above;

                  (vii) the amount of the Noteholders' Interest Carryover
            Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in each of such amounts from the preceding Distribution Date;

                  (viii) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

                  [(ix) the amount, if any, distributed to CARAT 200_-___
            Noteholders and CARAT 200_-___ Certificateholders from amounts on deposit in the Reserve Account;]

                  [(x)  the balance of the Reserve Account on such Distribution
            Date (after giving effect to changes therein on such Distribution Date and the Specified Reserve Account Balance);]

                  (xi) the LIBO Rate for such Distribution Date and the interest rate on the Floating Rate Notes; and

                  [(xii) the COLT 200__-__ Secured Note Rate.]

Each amount set forth pursuant to clauses (i), (ii), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 of initial principal amount of the CARAT 200_-__ Notes or of the Certificate Balance, as applicable.

            (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the CARAT Indenture Trustee and the CARAT Owner Trustee shall mail, to each Person who at any time during such calendar year shall have been a holder of CARAT 200_-__ Notes or CARAT 200_-__ Certificates, respectively, and received any payments thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such securityholder to prepare its federal income tax returns.

                                   ARTICLE V
           NOTEHOLDER ACCOUNTS; COLLECTIONS, DEPOSITS AND INVESTMENTS

      Section 5.01. Establishment of Accounts.

            (a) (i) The Servicer, for the benefit of the Financial Parties, shall establish and maintain in the name of the CARAT Indenture Trustee an Eligible Deposit Account known as the Capital Auto Receivables Asset Trust 200_-__ Collection Account (the "Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Financial Parties.

                  (i) The Servicer, for the benefit of the CARAT 200_-__ Noteholders, shall establish and maintain in the name of the CARAT Indenture Trustee an Eligible Deposit Account known as the Capital Auto Receivables Asset Trust 200_-__ Note Distribution Account (the "Note Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the CARAT 200_-__ Noteholders.

                  (ii) If and as required pursuant to the CARAT Trust Agreement, the Servicer, for the benefit of the CARAT 200_-__ Certificateholders, shall establish and maintain in the name of the Issuer an Eligible Deposit Account known as the Capital Auto Receivables Asset Trust 200_-__ Certificate Distribution Account (the "Certificate Distribution Account") bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the CARAT 200_-__ Certificateholders.

            (b) (i) Each of the Designated Accounts shall be initially established with the CARAT Indenture Trustee and shall be maintained with the CARAT Indenture Trustee so long as (A) the short-term unsecured debt obligations of the CARAT Indenture Trustee have the Required Deposit Rating or (B) each of the Designated Accounts are maintained in the corporate trust department of the CARAT Indenture Trustee. All amounts held in such accounts (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 5.02) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 5.01. Funds deposited in the Reserve Account shall be invested at the Servicer's written direction in Eligible Investments which mature prior to the next Distribution Date, and then only to the extent as shall be otherwise permitted by the Rating Agencies. Investments in Eligible Investments shall be made in the name of the CARAT Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity; provided, however, that CARAT 200_-__ Notes held in the Reserve Account may be sold or disposed of prior to their maturity so long as (x) the Servicer directs the CARAT Indenture Trustee to make such sale or disposition, (y) the CARAT Indenture Trustee gives reasonable prior notice of such disposition to the CARAT Administrator and (z) such CARAT 200_-__ Notes are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in the Reserve Account would be less than the Specified

      Reserve Account Balance. Should the short-term unsecured debt obligations of the CARAT Indenture Trustee (or any other bank or trust company with which the Designated Accounts are maintained) no longer have the Required Deposit Rating, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency shall consent), with the CARAT Indenture Trustee's assistance as necessary, cause the Designated Accounts (A) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (B) with respect to the Designated Accounts, to be moved to the corporate trust department of the CARAT Indenture Trustee. Investment Earnings on funds deposited in the Designated Accounts shall be payable to the Servicer. The CARAT Indenture Trustee or the other Person holding the Designated Accounts as provided in this Section 5.01(b)(i) shall be the "Securities Intermediary." If the Securities Intermediary shall be a Person other than the CARAT Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section
      5.01 and an Opinion of Counsel that such Person can perform such Obligations.

                  (ii) With respect to the Designated Account Property, the CARAT Indenture Trustee agrees, by its acceptance hereof, that:

                        (A) Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets will be credited.

                        (B) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuer, the Servicer or the Seller, payable to the order of the Issuer, the Servicer or the Seller or specially indorsed to the Issuer, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                        (C) All property delivered to the Securities Intermediary pursuant to this Agreement will be credited upon receipt of such property to the appropriate Designated Account.

                        (D) Each item of property (whether investments, investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC.

                        (E) If at any time the Securities Intermediary shall receive any order from the CARAT Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Trust, the Servicer, the Seller or any other Person.

                        (F) The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

                        (G) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts and/or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Servicer or the CARAT Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(b)(ii)(E) hereof.

                        (H) Except for the claims and interest of the CARAT Indenture Trustee in the Designated Accounts, the Securities Intermediary has no knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the CARAT Indenture Trustee, the Servicer and the Issuer thereof.

                        (I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the CARAT Indenture Trustee, at the addresses set forth in Appendix B to this Agreement.

                        (J) The CARAT Indenture Trustee shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.

                  (iii) The Servicer shall have the power, revocable by the CARAT Indenture Trustee (or by the CARAT Owner Trustee with the consent of the CARAT Indenture Trustee) to instruct the CARAT Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the CARAT Owner Trustee to carry out its respective duties hereunder or permitting the CARAT Indenture Trustee to carry out its duties under the CARAT Indenture.

                  (iv) The CARAT Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein or in the CARAT Indenture, the Designated Accounts shall be under the exclusive dominion and control of the CARAT Indenture Trustee for the benefit of the Securityholders and the CARAT Indenture Trustee shall have sole signature power and authority with respect thereto.

                  (v) The Servicer shall not direct the CARAT Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the CARAT Indenture Trustee to make any such investment or sale, if requested by the CARAT Indenture Trustee, the Servicer shall deliver to the CARAT Indenture Trustee an Opinion of Counsel, acceptable to the CARAT Indenture Trustee, to such effect.

            (c) Pursuant to the CARAT Trust Agreement, the Issuer shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein or in the CARAT Trust Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the CARAT Owner Trustee for the benefit of the CARAT 200_-__ Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the CARAT Owner Trustee (or the Seller on behalf of the CARAT Owner Trustee, if the Certificate Distribution Account is not then held by the CARAT Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

            (d) The CARAT Indenture Trustee, the CARAT Owner Trustee, the Securities Intermediary and each other Eligible Deposit Institution with whom a Designated Account or the Certificate Distribution Account is maintained waives any right of set-off, counterclaim, security interest or bankers' lien to which it might otherwise be entitled.

      Section 5.02. [RESERVED].

      Section 5.03. Investment Earnings. The Servicer shall be entitled to receive all Investment Earnings when and as paid without any obligation to the CARAT Owner Trustee, the CARAT Indenture Trustee or the Seller in respect thereof, and the Servicer will have no obligation to deposit any such amount in any account established hereunder. To the extent that any such amount shall be held in any account held by the CARAT Indenture Trustee or the CARAT Owner Trustee, or otherwise established hereunder, such amount will be withdrawn therefrom and paid to the Servicer upon presentation of a certificate signed by a Responsible Officer of the Servicer setting forth, in reasonable detail, the amount of such Investment Earnings.

      Section 5.04. Additional Deposits. The Servicer and the Seller shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Secured Notes and Warranty Secured Notes, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on or before the Distribution Date related to such Monthly Period.

                                   ARTICLE VI
                       LIABILITIES OF SERVICER AND OTHERS

      Section 6.01. Liability of Servicer; Indemnities.

            (a) The Servicer shall be liable in accordance with this Agreement and the Second Step Secured Notes Assignment only to the extent of the obligations in this Agreement and the CARAT Pooling and Servicing Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

                  (i) The Servicer shall defend, indemnify and hold harmless the CARAT Indenture Trustee, the CARAT Owner Trustee, the Issuer, the CARAT 200_-__ Noteholders and the CARAT 200_-__ Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation of any Vehicle by VAULT, COLT, GMAC, the Servicer or any affiliate of any of them;

                  (ii) The Servicer shall indemnify, defend and hold harmless the CARAT Indenture Trustee, the CARAT Owner Trustee and the Issuer from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the COLT 200_-__ Secured Notes to the Issuer or the issuance and original sale of the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates, or asserted with respect to ownership of the COLT 200_-__ Secured Notes, or federal or other income taxes arising out of distributions on the CARAT 200_-__ Notes or the CARAT 200_-__ Certificates, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

                  (iii) The Servicer shall indemnify, defend and hold harmless the CARAT Indenture Trustee, the CARAT Owner Trustee, the Issuer, the CARAT 200_-__ Noteholders and the CARAT 200_-__ Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the CARAT Indenture Trustee, the CARAT Owner Trustee, the Issuer, the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, the CARAT Pooling and Servicing Agreement, the CARAT Indenture or the CARAT Trust Agreement or any other CARAT Basic Document or by reason of reckless disregard of its obligations and duties under this Agreement, the CARAT Pooling and Servicing Agreement, the CARAT Indenture or the CARAT Trust Agreement or any other CARAT Basic Document; and

                  (iv) The Servicer shall indemnify, defend and hold harmless the CARAT Indenture Trustee and the CARAT Owner Trustee, and their respective agents and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the CARAT Owner Trustee, the CARAT Indenture Trustee's performance of its duties under the CARAT Indenture or any other CARAT Basic Document, (y) in the case of the CARAT Indenture Trustee, the CARAT Owner Trustee's performance of its duties under the CARAT Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the CARAT Basic Documents, the CARAT Indenture (in the case of the CARAT Indenture Trustee), including the administration of the CARAT Trust Estate, and the CARAT Trust Agreement (in case of the CARAT Owner Trustee), including the administration of the CARAT Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified, (B) to the extent otherwise payable to the CARAT Indenture Trustee, arises from the CARAT Indenture Trustee's breach of any of its representations or warranties in
            Section 6.13 of the CARAT Indenture, (C) to the extent otherwise payable to the CARAT Owner Trustee, arises from the CARAT Owner Trustee's breach of any of its representations or warranties set forth in Section 6.6 of the CARAT Trust Agreement, or (D) shall arise out of or be incurred in connection with the performance by the CARAT Indenture Trustee of the duties of successor Servicer hereunder.

            (b) Indemnification under this Section 6.01 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

      Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of the Servicer. Any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors and which is otherwise servicing the Seller's automotive loans, leases or similar notes or receivables, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement, shall be the successor to the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement or in the CARAT Pooling and Servicing Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 6.02 to the Rating Agencies.

      Section 6.03. Limitation on Liability of Servicer and Others.

            (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders, except as specifically provided in this Agreement and in the CARAT Pooling and Servicing Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, the CARAT Pooling and Servicing Agreement, the CARAT Indenture or the CARAT Trust Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, the CARAT Pooling and Servicing Agreement, the CARAT Indenture, the CARAT Trust Agreement or any other CARAT Basic Document. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or the CARAT Pooling and Servicing Agreement.

            (b) The Servicer and any director or officer or employee or agent of the Servicer shall be reimbursed by the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, for any contractual damages, liability or expense (including any obligation of the Servicer to the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, pursuant to
      Section 6.01(a)(iv)(x) or (y)) incurred by reason of such trustee's willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of such trustee's duties under this Agreement, the CARAT Indenture or the CARAT Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. In no event, however, shall the CARAT Indenture Trustee or the CARAT Owner Trustee be liable to the Servicer for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

            (c) Except as provided in this Agreement or in the CARAT Pooling and Servicing Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the COLT 200_-__ Secured Notes in accordance with this Agreement and the CARAT

      Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement or the CARAT Pooling and Servicing Agreement and the rights and duties of the parties to this Agreement or the CARAT Pooling and Servicing Agreement and the interests of the CARAT 200_-__ Noteholders and CARAT 200_-__ Certificateholders under this Agreement and the CARAT Pooling and Servicing Agreement, the interests of the CARAT 200_-__ Noteholders under the CARAT Indenture and the interests of the CARAT 200_-__ Certificateholders under the CARAT Trust Agreement. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor.

            (d) The Applicable Trustee shall distribute out of the Collection Account on a Distribution Date any amounts permitted for reimbursement pursuant to Section 6.03(c) not previously reimbursed; provided, however, that the Applicable CARAT Trustee shall not distribute such amounts if the amount on deposit in the Reserve Account (after giving effect to all deposits and withdrawals pursuant to Sections 4.06(b) and (c) and Section 4.07(a), on such Distribution Date) is greater than zero but less than the Specified Reserve Account Balance for such Distribution Date.

      Section 6.04. Delegation of Duties.. So long as GMAC acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement or under the CARAT Pooling and Servicing Agreement to any corporation or other Person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing automotive receivables. No such delegation or sub-contracting shall relieve the Servicer of its responsibility with respect to such duties.

      Section 6.05. Servicer Not to Resign. Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement and the CARAT Pooling and Servicing Agreement as Servicer except upon determination that the performance of its duties under this Agreement or under the CARAT Pooling and Servicing Agreement, as the case may be, is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the CARAT Indenture Trustee and the CARAT Owner Trustee. No such resignation shall become effective until the CARAT Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

      Section 7.01. Servicer Defaults. Each of the following shall constitute a "Servicer Default":

            (a) any failure by the Servicer to deliver to the CARAT Indenture Trustee for deposit in any of the Designated Accounts or to the CARAT Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the CARAT Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after (x) written notice thereof is received by the Servicer from the CARAT Indenture Trustee or the CARAT Owner Trustee or (y) discovery of such failure by an officer of the Servicer;

            (b) any failure on the part of the Seller or the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer set forth in this Agreement, the CARAT Pooling and Servicing Agreement, the CARAT Indenture or the CARAT Trust Agreement which failure (i) materially and adversely affects the rights of CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders, and (ii) continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller or the Servicer, as applicable, by the CARAT Indenture Trustee or the CARAT Owner Trustee, or to the Seller or the Servicer, as applicable, and to the CARAT Indenture Trustee or the CARAT Owner Trustee by CARAT 200_-__ Noteholders whose CARAT 200_-__ Notes evidence not less than 25% of the Outstanding Amount of the CARAT Notes as of the close of the preceding Distribution Date or by CARAT 200_-__ Certificateholders whose CARAT 200_-__ Certificates evidence not less than 25% of the Voting Interests as of the close of the preceding Distribution Date;

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Seller or the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

            (d) the consent by the Seller or the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Seller or the Servicer or of or relating to substantially all of their respective property; or the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (a) above for a period of ten business days or under clause (b) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the CARAT Pooling and Servicing Agreement and the CARAT Trust Sale and Servicing Agreement and the Servicer shall provide the CARAT Indenture Trustee, the CARAT Owner Trustee, the Seller and the Securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

      Section 7.02. Consequences of a Servicer Default. If a Servicer Default shall occur and be continuing, either the CARAT Indenture Trustee or the CARAT 200_-__ Noteholders whose CARAT 200_-__ Notes evidence not less than a majority of the Outstanding Amount of the CARAT 200_-__ Notes as of the close of the preceding Distribution Date (or, if the CARAT 200_-__ Notes have been paid in full and the CARAT Indenture has been discharged in accordance with its terms, by the CARAT Owner Trustee or CARAT 200_-__ Certificateholders whose CARAT 200_-__ Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date) by notice then given in writing to the Servicer and the CARAT Owner Trustee (and to the CARAT Indenture Trustee if given by the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement, whether with respect to the CARAT 200_-__ Notes, the CARAT 200_-__ Certificates or the CARAT 200_-__ Secured Notes or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02. The CARAT Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the COLT 200_-__ Secured Notes and related documents, or otherwise. The Servicer agrees to cooperate with the CARAT Indenture Trustee and the CARAT Owner Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement including the transfer to the CARAT Indenture Trustee or the CARAT Owner Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account, the Note Distribution Account or the Certificate Distribution Account or thereafter received with respect to the COLT 200_-__ Secured Notes that shall at that time be held by the Servicer.

      Section 7.03. CARAT Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to
Section 7.02, the CARAT Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the CARAT Pooling and Servicing Agreement and the transactions set forth or provided for in this Agreement and the CARAT Pooling and Servicing Agreement and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement and the CARAT Pooling and Servicing Agreement. As compensation therefor, the CARAT Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including the Servicing Fee and Investment Earnings. Notwithstanding the above, the CARAT Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000, (ii) a long-term unsecured debt rating from Moody's of at least Baa3 (unless such requirement is expressly waived by Moody's) and (iii) whose regular business includes the servicing of automotive loans, leases or similar notes or receivables, as the successor to the Servicer under this Agreement, the CARAT Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement and the CARAT Pooling and Servicing Agreement. In connection with such appointment and assumption, the CARAT Indenture Trustee may make such arrangements for the compensation of such successor out of payments on COLT 200
- Secured Notes as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement, the CARAT Pooling and Servicing Agreement. The CARAT Indenture Trustee and such successor shall take such action, consistent with this Agreement and the CARAT Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession.

      Section 7.04. Notification to CARAT 200_-__ Noteholders and CARAT 200_-__ Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the CARAT Indenture Trustee shall give prompt written notice thereof to the CARAT 200_-__ Noteholders and the Rating Agencies, and the CARAT Owner Trustee shall give prompt written notice thereof to the CARAT 200_-__ Certificateholders.

      Section 7.05. Waiver of Past Defaults. Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Distribution Date (or, if all of the Notes have been paid in full and the CARAT Indenture has been discharged in accordance with its terms), CARAT 200_-__ Certificateholders whose CARAT 200_-__ Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date) may, on behalf of all CARAT 200_-__ Noteholders and CARAT 200_-__ Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with this Agreement.. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the CARAT Pooling and Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII
                                   TERMINATION

      Section 8.01. Optional Purchase of All COLT 200_-__ Secured Notes; Insolvency of Seller; Termination of Trust.

            (a) (i) The Seller shall have the option to purchase all but not less than all of the assets of the Trust (other than the Designated Accounts and the Certificate Account) as of any date (the "Optional Purchase Date") which is the last day of any Monthly Period as of which the Secured Note Principal Balance is 10% or less of the

      Initial Aggregate Secured Note Principal Balance. To exercise such option, the Seller shall (A) furnish to the Issuer and the CARAT Indenture Trustee notice of its intention to exercise such option and of the Optional Purchase Date (such notice to be furnished not later than 25 days prior to the Distribution Date related to such Optional Purchase Date) and (B) deposit in the Collection Account when required pursuant to clause (ii) below an amount equal to the aggregate Administrative Purchase Payments for the COLT 200_-__ Secured Notes (including Liquidating Secured Notes), plus the appraised value of any other property held by the Trust, provided, that such amount (when added to any funds then on deposit in the Designated Accounts and the Certificate Distribution Account) must be at least equal to the sum of (1) the Servicing Fee for the related Monthly Period, (2) the aggregate Redemption Price of the Redeemable Notes, (3) the Certificate Balance, plus accrued and unpaid interest in all outstanding 200_-__ Certificates, through, but excluding, the related Distribution Date, and (4) any amounts payable to the Swap Counterparty under any Interest Rate Swap. Such appraised value shall be determined by an appraiser mutually satisfactory to the Seller, the CARAT Owner Trustee and the CARAT Indenture Trustee.

                  (ii)  The Seller shall make the deposit set forth in clause
      (i)(B) above in immediately available funds on the Distribution Date related to the Optional Purchase Date, except that if any Monthly Remittance Condition is not satisfied on the Optional Purchase Date, such deposit shall instead be made on the Optional Purchase Date. Upon the making of such deposit, the CARAT 200_-__ Notes and the CARAT Indenture shall be deemed satisfied and discharged, and the Seller shall succeed to all interests in and to the Trust (other than the Designated Accounts, the Certificate Distribution Account and the rights of the CARAT Trust under the Interest Rate Swaps).

            (b) Upon any sale or other disposition of the assets of the Trust pursuant to Article V of the CARAT Indenture (an "Event of Default Sale"), the Servicer shall instruct the Applicable CARAT Trustee to deposit into the Collection Account from the proceeds of such disposition the amount specified in clause SECOND of Section 5.4(b) of the CARAT Indenture (the "Event of Default Proceeds"). On the Distribution Date on which the Event of Default Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Applicable CARAT Trustee to make the following deposits (after taking into account the application on such Distribution Date of the Total Available Amount and funds on deposit in the Reserve Account pursuant to Sections
      4.06 and 4.07) from the Event of Default Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence) in the following priority:

                  (i) to the Swap Counterparty, the net amount, if any, then due to the Swap Counterparty under any Interest Rate Swaps (exclusive of payments due to the Swap Counterparty in respect of an Early Termination Date under any Interest Rate Swaps);

                  (ii) to (a) the Note Distribution Account in respect of the Noteholders' Interest Distributable Amount and (b) to the Swap Counterparty in respect of any payments due to the Swap Counterparty in connection with any Early Termination Date of any Interest Rate Swaps, allocated between the Note Distribution Account and the Swap Counterparty in proportion to the amounts owing to the Swap Counterparty in connection with such Early Termination Date and in respect of the Aggregate Noteholders' Interest Distributable Amount;

                  (iii) to the Note Distribution Account, an amount equal to the
            Aggregate Note Principal Balance of the CARAT 200_-__ Notes (after giving effect to the reduction in the Aggregate Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution
            Date) for payment of principal of the CARAT 200_-__ Notes;

                  (iv) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date for payment of interest on the CARAT 200_-__ Certificates; and

                  (v) to the Certificate Distribution Account, an amount equal to the Certificate Balance of the CARAT 200_-__ Certificates (after giving effect to the reduction therein to result from the deposits made in the Certificate Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of the Certificate Balance on the CARAT 200_-__ Certificates.

Subject to Section 5.01(b), any investments on deposit in the Reserve Account which shall not mature on or before such Distribution Date shall be sold by the CARAT Indenture Trustee at such time as shall result in the CARAT Indenture Trustee receiving the proceeds from such sale not later than such Distribution Date and applied as set forth above. Any Event of Default Proceeds remaining after all the deposits and other payments described above have been made in full, shall be paid to the Seller.

            (c) Notice of any termination of the Trust shall be given by the Servicer to the CARAT Owner Trustee and the CARAT Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

            (d) Following the satisfaction and discharge of the CARAT Indenture with respect to the CARAT 200_-__ Notes, and the payment in full of the principal and interest on the CARAT 200_-__ Notes, the CARAT 200_-__ Certificateholders shall succeed to the rights of the CARAT 200_-__ Noteholders hereunder and the CARAT Owner Trustee shall succeed to the rights of, and assume the obligations (other than those under Section
      7.03 hereof which shall remain obligations of the CARAT Indenture Trustee) of, the CARAT Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the CARAT Indenture Trustee set forth in Section
      4.4 of the CARAT Indenture).

           (e) After indefeasible payment in full to the CARAT Indenture Trustee, the CARAT Owner Trustee, the Swap Counterparty, the CARAT
      200_-__ Noteholders, the CARAT 200_-__ Certificateholders and the Servicer of all amounts required to be paid under this Agreement, the CARAT Indenture, the Interest Rate Swaps and the CARAT Trust Agreement (including as contemplated by this Section 8.01), (i) any amounts on deposit in the Reserve Account and the Collection Account (after all other distributions required to be made from such accounts have been made and provision for the payment of all liabilities of the Trust as required by
      Section 3808 of the Statutory Trust Statute) shall be paid to the Seller and (ii) any other assets remaining in the Trust shall be distributed to the Seller.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      Section 9.01. Amendment.

            (a) This Agreement may be amended by the Seller, the Servicer and the CARAT Owner Trustee with the consent of the CARAT Indenture Trustee, but without the consent of any of the Financial Parties, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other CARAT Basic Documents, (iii) to add or supplement any credit enhancement for the benefit of the CARAT 200_-__ Noteholders of any class or the CARAT 200_-__ Certificateholders (provided that if any such addition shall affect any class of CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders differently than any other class of CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders), (iv) add to the covenants, restrictions or obligations of the Seller, the Servicer, the CARAT Owner Trustee or the CARAT Indenture Trustee or (v) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Financial Parties.

            (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the CARAT Owner Trustee with the consent of the CARAT Indenture Trustee, the consent of CARAT 200_-__ Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the CARAT 200_-__ Notes as of the close of the preceding Distribution Date, the consent of CARAT 200_-__ Certificateholders whose CARAT 200_-__ Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date, (which consent, whether given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such CARAT 200_-__ Note or CARAT 200_-__ Certificate and of any CARAT 200_-__ Note or CARAT 200_-__ CARAT 200_-__ Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the CARAT 200_-__ Note or CARAT 200_-__ Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

      Agreement, or of modifying in any manner the rights of the CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on CARAT 200_-__ Secured Notes or distributions that shall be required to be made on any CARAT 200_-__ Note or CARAT 200_-__ Certificate, the Interest Rate for any class of CARAT 200_-__ Notes, the Pass Through Rate or the Specified Reserve Account Balance or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all CARAT 200_-__ Notes and CARAT 200_-__ Certificates then outstanding.

            (c) Prior to the execution of any such amendment or consent, the CARAT Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies.

            (d) Promptly after the execution of any such amendment or consent, the CARAT Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Financial Party.

            (e) It shall not be necessary for the consent of CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders pursuant to Section 9.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by CARAT 200_-__ Noteholders and CARAT 200_-__ Certificateholders shall be subject to such reasonable requirements as the CARAT Indenture Trustee or the CARAT Owner Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreements.

            (f) Prior to the execution of any amendment to this Agreement, the CARAT Indenture Trustee and the CARAT Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section
      9.01 and the Opinion of Counsel referred to in Section 9.02(i). The CARAT Indenture Trustee and the CARAT Owner Trustee, may, but shall not be obligated to, enter into any such amendment which affects such trustee's own rights, duties or immunities under this Agreement or otherwise.

            (g) Each of GMAC and the Seller agrees that such Person shall not amend or agree to any amendment of the CARAT Pooling and Servicing Agreement unless such amendment would be permissible under the terms of this Section 9.01 as if this Section 9.01 were contained in the CARAT Pooling and Servicing Agreement.

      Section 9.02. Protection of Title to Trust.

            (a) The Seller or the Servicer or both shall authorize and/or execute, as applicable, and file such financing statements and cause to be authorized and/or executed, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the CARAT 200_-__ Noteholders, the CARAT 200_-__ Certificateholders, the CARAT Indenture Trustee and the CARAT Owner Trustee under this Agreement and the Second Step Secured Notes Assignment in the Purchased Property and in the proceeds thereof. The Seller or the Servicer or both shall deliver (or cause to be delivered) to the CARAT Indenture Trustee and the CARAT Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) Neither the Seller nor the Servicer shall change its state of organization or its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 9.02(a) above seriously misleading within the meaning of the UCC, unless it shall have given the CARAT Indenture Trustee and the CARAT Owner Trustee at least 60 days prior written notice thereof.

            (c) Each of the Seller and the Servicer shall give the CARAT Indenture Trustee and the CARAT Owner Trustee at least 60 days prior written notice of any relocation of its principal executive office or change of its jurisdiction of incorporation if, as a result of such relocation or change of jurisdiction, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services COLT 200_-__ Secured Notes and its principal executive office within the United States of America.

            (d) The Servicer shall maintain accounts and records as to each COLT 200_-__ Secured Note accurately and in sufficient detail to permit
      (i) the reader thereof to know at any time the status of such COLT 200_-__ Secured Note, including payments made and payments owing (and the nature of each), and (ii) reconciliation between payments on (or with respect to) each COLT 200_-__ Secured Note and the amounts from time to time deposited in the Collection Account, Note Distribution Account and Certificate Distribution Account.

            (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement and the Second Step Secured Notes Assignment of the COLT 200_-__ Secured Notes, the Servicer's master computer records (including any back-up archives) that refer to any COLT 200_-__ Secured Note indicate clearly that the COLT 200_-__ Secured
      Note is owned by the Issuer. Indication of the Issuer's ownership of a COLT 200_-__ Secured Note shall be deleted from or modified on the Servicer's computer systems when, and only when, the COLT 200_-__ Secured Note has been paid in full or repurchased by the Seller or purchased by the Servicer in accordance with the terms of the CARAT Basic Documents.

            (f) In the event that GMAC shall change the jurisdiction in which it is incorporated or otherwise enter into any transaction which would result in a "new debtor"

      (as defined in the UCC) succeeding to the obligations of GMAC hereunder, GMAC shall comply fully with the obligations of Section 9.02(a).

            (g) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in secured notes to any prospective purchaser, lender or other transferee, the Servicer and the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any COLT 200_-__ Secured Note, indicate clearly that such COLT 200_-__ Secured Note has been sold and is owned by the Issuer unless such COLT 200_-__ Secured Note has been paid in full or repurchased by the Seller or purchased by the Servicer.

            (h) The Servicer shall permit the CARAT Indenture Trustee and the CARAT Owner Trustee and their respective agents at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any CARAT 200_-__ Secured Notes then or previously included in the Owner Trust Estate.

            (i) The Servicer shall furnish to the CARAT Indenture Trustee and the CARAT Owner Trustee at any time upon request a list of all COLT 200_-__ Secured Notes then held as part of the Trust, together with a reconciliation of such list to the Schedule of Secured Notes and to each of the Servicer's Accountings furnished before such request indicating removal of COLT 200_-__ Secured Notes from the Trust. Upon request, the Servicer shall furnish a copy of any such list to the Seller. The CARAT Indenture Trustee, the CARAT Owner Trustee and the Seller shall hold any such list and the Schedule of Secured Notes for examination by interested parties during normal business hours at their respective offices located at the addresses specified in Section 9.03.

            (j) The Servicer shall deliver to the CARAT Indenture Trustee and the CARAT Owner Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed as necessary to fully preserve and protect the interest of the CARAT Indenture Trustee and the CARAT Owner Trustee in the COLT 200_-__ Secured Notes, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

            (k) To the extent required by law, the Seller shall cause the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or
      Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

      Section 9.03. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the CARAT Administrator, the CARAT Indenture Trustee, the Issuer, the CARAT

Owner Trustee, or the Rating Agencies under this Agreement shall be delivered in writing as specified in Appendix B hereto.

      Section 9.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 9.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the CARAT 200_-__ Certificates or the rights of the holders thereof.

      Section 9.06. Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller without the prior written consent of CARAT 200_-__ Noteholders whose CARAT 200_-__ Notes evidence not less than 66% of the Outstanding Amount of the CARAT 200_-__ Notes as of the close of the preceding Distribution Date of CARAT 200_-__ Certificateholders whose CARAT 200_-__ Certificates evidence not less than 66% of the Voting Interests as of the close of the preceding Distribution Date. The Seller shall provide notice of any such assignment to the Rating Agencies.

      Section 9.07. Third-Party Beneficiaries. This Agreement and the Second Step Secured Notes Assignment and any officer's certificates delivered in connection therewith shall inure to the benefit of and be binding upon the parties hereto and, to the extent expressly provided herein, the CARAT 200_-__ Noteholders, the CARAT 200_-__ Certificateholders, the Swap Counterparty, the CARAT Indenture Trustee, the CARAT Owner Trustee and their respective successors and permitted assigns. The Swap Counterparty shall be a third party beneficiary to this Agreement only to the extent that it has any rights specified herein or rights with respect to this Agreement specified under the Swap Counterparty Rights Agreement. Except as otherwise provided in Section 6.01, the Swap Counterparty Rights Agreement or in this Article IX, no other Person shall have any right or obligation hereunder.

      Section 9.08. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 9.09. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

      Section 9.10. Assignment to CARAT Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer pursuant to the CARAT Indenture for the benefit of the CARAT 200_-__ Noteholders and (only to the extent expressly provided in the CARAT Indenture) the CARAT 200_-__ Certificateholders of all right, title and interest of the Issuer in, to and under the COLT 200_-__ Secured Notes and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the CARAT Indenture Trustee.

      Section 9.11. No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the final distribution with respect to the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Issuer or COLT to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or COLT under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

      Section 9.12. Limitation of Liability of CARAT Indenture Trustee and CARAT Owner Trustee.

            (a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by , not in its individual capacity but solely as CARAT Indenture Trustee and in no event shall have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

            (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as CARAT Owner Trustee of the Issuer and in no event Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the CARAT Trust Agreement, as CARAT Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the CARAT Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the CARAT Trust Agreement.

      Section 9.13. Tax Treatment. The Servicer covenants that for all tax purposes the Servicer shall regard and treat the CARAT 200_-__ Notes and the CARAT 200_-__ Certificates in a manner consistent with the agreements (i) among the Seller, the CARAT Owner Trustee and the CARAT 200_-__ Certificateholders in
Section 2.11 of the CARAT Trust Agreement and (ii) among the Seller, the CARAT Indenture Trustee and the CARAT 200_-__ Noteholders in Section 2.14 of the CARAT Indenture.

      Section 9.14. Furnishing Documents. The CARAT Indenture Trustee shall furnish to CARAT 200_-__ Noteholders, promptly upon receipt of a written request therefor, copies of the CARAT Pooling and Servicing Agreement, the CARAT Administration Agreement, the CARAT Trust Agreement, the CARAT Indenture and this Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                         CAPITAL AUTO RECEIVABLES
                         ASSET TRUST 200_-__

                         By:   DEUTSCHE BANK TRUST COMPANY
                               DELAWARE, not in its individual capacity but
                               solely as CARAT Owner Trustee on behalf of the Trust,

                               By:   ___________________________________________
                                     Name:
                                     Title:

                         CAPITAL AUTO RECEIVABLES, INC.,
                         Seller

                         By:   _________________________________________________
                               Name:
                               Title:

                         GENERAL MOTORS ACCEPTANCE CORPORATION

                         By:   _________________________________________________
                               Name:
                               Title:

Acknowledged and Accepted:

_______________________________________,
not in its individual capacity but solely as CARAT Indenture Trustee,

By: ______________________________
    Name:_____________________
    Title:_____________________

                                                                       EXHIBIT A

                            SCHEDULE OF SECURED NOTES

                        The Schedule of Secured Notes is
                           on file at the offices of:

1.    The CARAT Indenture Trustee

2.    The CARAT Owner Trustee

3.    The COLT Indenture Trustee

4.    General Motors Acceptance Corporation

5.    Capital Auto Receivables, Inc.

                                                                       EXHIBIT B

                      SECOND STEP SECURED NOTES ASSIGNMENT
              PURSUANT TO CARAT TRUST SALE AND SERVICING AGREEMENT

      For value received in accordance with and subject to the CARAT Trust Sale and Servicing Agreement, dated as of , 200_ (the "CARAT Trust Sale and Servicing Agreement"), by and among General Motors Acceptance Corporation, a Delaware corporation and in its capacity as Servicer under the CARAT Pooling and Servicing Agreement described below (the "Servicer"), Capital Auto Receivables, Inc., a Delaware corporation (the "Seller"), and Capital Auto Receivables Asset Trust 200_-__ , a Delaware statutory trust (the "Issuer"), the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

            (a) all right, title and interest of the Seller in, to and under the COLT 200_-__ Secured Notes and all monies due thereunder on and after the Series 200_-__ Closing Date;

            (b) all right, title and interest of the Seller in, to and under the COLT 200_-__ Trust Estate securing the COLT 200_-__ Secured Notes, including: (i) the Series 200_-__ Lease Assets and all monies due thereunder on and after the Cutoff Date; (ii) the interest of the Seller in the Vehicles and, to the extent permitted by law, any accessions thereto; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Vehicles or Lessees; and (iv) the interest of the Seller in any proceeds from recourse against Dealers on the Series 200_-__ Lease Assets;

            (c) all right, title and interest of the Seller in, to and under the Second Step Secured Notes Assignment;

            (d)   all right, title and interest of the Seller in, to and under
      (i) the VAULT Trust Agreement (solely with respect to the Vehicles related to Series 200_-__ ), (ii) the CARAT Pooling and Servicing Agreement and the First Step Secured Notes Assignment (including the right of the Seller to cause GMAC to repurchase COLT 200_-__ Secured Notes under certain circumstances), (iii) the COLT Indenture, (iv) the COLT Sale and Contribution Agreement, (v) the COLT Custodian Agreement and (vi) the COLT Servicing Agreement; and

            (e) the interest of the Seller in any proceeds of the property described in clauses (a) and (b) above.

      The Seller hereby represents that as of the Series 200_-__ Closing Date, the Initial Aggregate Secured Note Principal Balance was $________________ and acknowledges that in consideration of such COLT 200_-__ Secured Notes, the Trust has paid to the Seller an amount equal to $_____________ .

         THIS SECOND STEP SECURED NOTES ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      This Second Step Secured Notes Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the CARAT Trust Sale and Servicing Agreement (including the Officer's Certificate of the Seller accompanying this Second Step Secured Notes Assignment) and is to be governed in all respects by the CARAT Trust Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the CARAT Trust Sale and Servicing Agreement.

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            CAPITAL AUTO RECEIVABLES, INC.,
                                            as Seller

                                            By:   ______________________________
                                                  Name:
                                                  Title:

                                                                      APPENDIX C

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES

      1. While it is the intention of GMAC and the Seller that the transfer and assignment contemplated by the CARAT Pooling and Servicing Agreement and the First Step Secured Notes Assignment shall constitute the sale of the COLT 200_-__ Secured Notes from GMAC to the Seller, the CARAT Pooling and Servicing Agreement, the CARAT Trust Sale and Servicing Agreement and the CARAT Indenture create a valid and continuing security interest (as defined in the applicable
UCC) in the COLT 200_-__ Secured Notes in favor of the Seller, the Trust and the CARAT Indenture Trustee, as applicable, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from GMAC, the Seller and the Issuer, respectively.

      2. All steps necessary to perfect the Seller's security interest against the account debtor in the property securing the COLT 200_-__ Secured Notes that constitute chattel paper will have been taken within ten days of the Series 200_-__ Closing Date.

      3. Prior to the sale of the COLT 200_-__ Secured Notes to the Issuer under this Agreement, the COLT 200_-__ Secured Notes constitute "chattel paper," "payment intangibles," "instruments," "certificated securities" or "uncertificated securities" within the meaning of the applicable UCC.

      4. The Seller owns and has good and marketable title to the COLT 200_-__ Secured Notes free and clear of any Lien, claim or encumbrance of any Person.

      5. The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the COLT 200_-__ Secured Notes Granted to GMAC under the CARAT Pooling and Servicing Agreement, the Seller hereunder, the Issuer under the CARAT Trust Sale and Servicing Agreement and the CARAT Indenture Trustee under the CARAT Indenture.

      6. Other than the security interest granted to the Seller pursuant to the CARAT Basic Documents, the Issuer under the CARAT Trust Sale and Servicing Agreement and the CARAT Indenture Trustee under the CARAT Indenture, none of GMAC, the Seller or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the COLT 200_-__ Secured Notes. None of GMAC, the Seller or the Issuer has authorized the filing of, or is aware of, any financing statements against GMAC, the Seller or the Issuer that include a description of collateral covering the COLT 200_-__ Secured Notes other than the financing statements relating to the security interests granted to the Seller, the Issuer and the CARAT Indenture Trustee under the CARAT Basic Documents or any financing statement that has been terminated. None of GMAC, the Seller or the Issuer is aware of any judgment or tax lien filings against GMAC, the Seller or the Issuer.

                                   APPENDIX A

                              PART I - DEFINITIONS

      All terms defined in this Appendix shall have the defined meanings when used in the CARAT Basic Documents, unless otherwise defined therein.

      Accountants' Report: The report described in Section 4.02 of the CARAT Trust Sale and Servicing Agreement.

      Act: An Act as specified in Section 11.3(a) of the CARAT Indenture.

      Administrative Purchase Payment: with respect to an Administrative Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the CARAT 200_-___ Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Servicer is required to (or, if earlier, elects to) purchase such Administrative Secured Note.

      Administrative Secured Note: A COLT 200_-___ Secured Note which the Servicer is required to purchase pursuant to Section 3.07 of the CARAT Pooling and Servicing Agreement or which the Servicer has elected to repurchase pursuant to Section 8.01(a) of the CARAT Trust Sale and Servicing Agreement.

      Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agency Office: The office of the Issuer maintained pursuant Section 3.2 of the CARAT Indenture.

      Aggregate Amount Financed: $_______________, which represents the aggregate of the Amount Financed under all of the COLT 200__-___ Secured Notes.

      Aggregate Noteholders' Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Noteholders' Interest Distributable Amounts for all classes of CARAT 200__-__ Notes and (ii) the Noteholders' Interest Carryover Shortfall as of the close of the preceding Distribution Date.

      Aggregate Noteholders' Principal Distributable Amount: With respect to any Distribution Date, the sum of (i) the Noteholders' Principal Distributable Amounts for all classes of CARAT 200__-__ Notes and (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

      Aggregate Note Principal Balance: With respect to the close of a Distribution Date, the sum of the Note Principal Balances for all classes of CARAT 200__-__ Notes.

      Aggregate Secured Note Principal Balance: As defined in Exhibit A to the COLT Servicing Agreement.

      Agreed Upon Execution Procedures: As defined in Exhibit A to the COLT Servicing Agreement.

      Agreed Upon Initial Authentication Procedures: As defined in Exhibit A to the COLT Servicing Agreement.


      Annual Statement of Compliance: The Officer's Certificate required to be delivered by the Issuer, pursuant to Section 3.9 of the CARAT Indenture or the Officer's Certificate required to be delivered by the Servicer pursuant to
Section 4.01 of the CARAT Trust Sale and Servicing Agreement, as applicable.

      Applicable CARAT Trustee: So long as the Aggregate Note Principal Balance is greater than zero and the CARAT Indenture has not been discharged in accordance with its terms, the CARAT Indenture Trustee, and thereafter, the CARAT Owner Trustee.

      Attestation Protocol: The procedures, standards, guidance, explanatory materials and exhibits with respect to the conduct of an attestation program that are set forth in the preface, introduction and exhibits to The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such procedures, standards, guidance, explanatory materials and exhibits are applicable to the servicing obligations set forth in the CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement.

      Authorized Officer: With respect to the Issuer, any officer or agent acting under power of attorney of the CARAT Owner Trustee who is authorized to act for the CARAT Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the CARAT Owner Trustee to the CARAT Indenture Trustee on the Series 200_-___ Closing Date (as such list may be modified or supplemented from time to time thereafter) or the power of attorney and, so long as the CARAT Administration Agreement is in effect, any officer of the CARAT Administrator who is authorized to act for the CARAT Administrator in matters relating to the Issuer and to be acted upon by the CARAT Administrator pursuant to the CARAT Administration Agreement and who is identified on the list of Authorized Officers delivered by the CARAT Administrator to the CARAT Indenture Trustee on the Series 200_-___ Closing Date (as such list may be modified or supplemented from time to time thereafter).

      Bankruptcy Code: Title 11 of the United States Code, as the same may be amended from time to time.

      Benefit Plan: Any of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975 (e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                                 Appendix A - 2

      Book-Entry Certificates: A beneficial interest in the CARAT 200__-__ Certificates, ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the CARAT Trust Agreement.

      Book-Entry Notes: A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the CARAT Indenture.

      Business Day: Any day other than a Saturday, a Sunday or any other day on which banks in Wilmington Delaware or New York, New York, may, or are required to, remain closed.

      CARAT 200_-___ Certificate: Any one of the CARAT 200_-___ Asset Backed Certificates executed by the CARAT Owner Trustee and authenticated by the CARAT Owner Trustee in substantially the form set forth in Exhibit A to the CARAT Trust Agreement.

      CARAT 200_-___ Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the CARAT Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

      CARAT 200_-___ Certificateholder: A Person in whose name a CARAT 200_-___ Certificate is registered pursuant to the terms of the CARAT Trust Agreement.

      CARAT 200_-___ Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      CARAT 200_-___ Noteholders: Holders of record of the CARAT 200_-___ Notes pursuant to the CARAT Indenture and with respect to any class of Notes, holders of record of such class of Notes pursuant to the Indenture.

      CARAT 200_-___ Notes: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

      CARAT Administration Agreement: The CARAT Administration Agreement, dated as of the Series 200_-___ Closing Date, among GMAC, as Administrator, the Trust and the CARAT Indenture Trustee, as amended and supplemented from time to time.

      CARAT Administrator: GMAC or any successor Administrator under the CARAT Administration Agreement.

      CARAT Basic Documents: The CARAT 200_-___ Certificate of Trust, the CARAT Trust Agreement, the CARAT Pooling and Servicing Agreement (including the First Step Secured Notes Assignment), the CARAT Trust Sale and Servicing Agreement (including the Second Step Secured Notes Assignment), the Triparty Agreement, the CARAT Administration Agreement, the CARAT Indenture, any Interest Rate Swap, the Swap Counterparty Rights

                                 Appendix A - 3

Agreement, the Note Depository Agreement, the CARAT 200_-___ Notes and the CARAT 200__-__ Certificates.

      CARAT Indenture: The CARAT Indenture, dated as of the Series 200_-___ Closing Date, between the Issuer and the CARAT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      CARAT Indenture Trustee: _______________, not in its individual capacity but solely as trustee under the CARAT Indenture, or any successor trustee under the CARAT Indenture.

      CARAT Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the CARAT Trust Sale and Servicing Agreement, all funds on deposit from time to time in the Collection Account and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the CARAT Owner Trustee and the Trust pursuant to the CARAT Trust Sale and Servicing Agreement and the CARAT Administration Agreement.

      CARAT Owner Trustee: _____________________________________, not in its
individual capacity but solely as trustee, or any successor trustee under the CARAT Trust Agreement.

      CARAT Pooling and Servicing Agreement: The CARAT Pooling and Servicing Agreement, dated as of the Series 200_-___ Closing Date, between GMAC and the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

      CARAT Trust Agreement: The CARAT Trust Agreement, dated as of the Series 200_-___ Closing Date, between the Seller and the CARAT Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      CARAT Trust Estate: All money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the CARAT Indenture for the benefit of the Secured Parties (including all property and interests Granted to the CARAT Indenture Trustee), including all proceeds thereof, and the Reserve Account and the Reserve Account Property pledged to the CARAT Indenture Trustee pursuant to the CARAT Trust Sale and Servicing Agreement.

      CARAT Trust Sale and Servicing Agreement: The CARAT Trust Sale and Servicing Agreement, dated as of the Series 200_-___ Closing Date, between the Seller, the Servicer and the Trust, as the same may be amended, supplemented or otherwise modified from time to time.

      CARI: Capital Auto Receivables, Inc., a Delaware corporation.

      Certificate Balance: Initially, as of the Series 200_-___ Closing Date, $__________ and, on any Distribution Date thereafter, will equal the initial Certificate Balance reduced by (i) all distributions in respect of the Certificate Balance actually made on or prior to such date to Certificateholders, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

                                 Appendix A - 4

      Certificate Depository Agreement: The Certificate Depository Agreement, dated as of the Closing Date, among the CARAT Trust, the CARAT Administrator and The Depository Trust Company (as the initial Clearing Agency), relating to the CARAT 200__-__ Certificates, as the same may be amended and supplemented from time to time.

      Certificate Distribution Account: The account, if any, designated as such, established and maintained pursuant to Section 5.1(a) of the CARAT Trust Agreement and Section 5.01(a)(iii) of the CARAT Trust Sale and Servicing Agreement.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      Certificate Pool Factor: With respect to any Distribution Date, a seven-digit decimal figure computed by the Servicer equal to the remaining Certificate Balance as of the close of such Distribution Date divided by the initial Certificate Balance.

      Certificate Register: The register of CARAT 200_-___ Certificates specified in Section 3.4 of the CARAT Trust Agreement.

      Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the CARAT Trust Agreement.

      Certificateholders' Interest Carryover Shortfall: As of the close of any Distribution Date, the excess of (i) the Certificateholders' Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of interest on the CARAT 200__-__Certificates.

      Certificateholders' Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date, (ii) the Certificateholders' Interest Carryover Shortfall as of the close of the preceding Distribution Date and (iii) the product of (y) one-twelfth of the Pass Through Rate and (z) the sum of (a) any outstanding Noteholders' Principal Carryover Shortfall and (b) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

      Certificateholders' Monthly Interest Distributable Amount: With respect to any Distribution Date, interest equal to the product of (i) the Certificate Balance as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Certificate Balance), and (ii) one-twelfth of the Pass Through Rate or, in the case of the first Distribution Date, the product of the Pass Through Rate and a fraction, the numerator of which is ____ and the denominator of which is 360.

      Certificateholders' Percentage: With respect to any Distribution Date, prior to the payment in full of the CARAT 2000__-__ Notes, zero, and thereafter, 100%.

                                 Appendix A - 5

      Certificateholders' Principal Carryover Shortfall: As of the close of any Distribution Date, the excess of (i) the Certificateholders' Principal Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of the Certificate Balance.

      Certificateholders' Principal Distributable Amount: With respect to any Distribution Date, the sum of:

      (i) the lesser of:

            (A) the Certificateholders' Percentage of the Secured Note Principal Distributable Amount; provided, however, with respect to the Distribution Date on which the CARAT 2000__-__ Notes are paid in full, the excess of (I) the Secured Note Principal Distributable Amount over (ii) the CARAT 200__-__ Noteholders' Principal Distributable Amount, on such Distribution Date; and

            (B) the CARAT 200_-___ Certificate Balance.

      plus

      (ii) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

      Class A Notes: Collectively, the Class A-__ Notes, the Class A-__ Notes, the Class A-__ Notes and the Class A-__ Notes.

      Class A-__ Notes: The Class A-__ [Floating Rate] Asset Backed Notes in the initial aggregate principal amount of $_______________ issued pursuant to the CARAT Indenture.

      Class A-__ Notes: The Class A-__ _____% Asset Backed Notes in the initial aggregate principal amount of $_______________ issued pursuant to the CARAT Indenture.

      Class A-__ Notes: The Class A-__ ____% Asset Backed Notes in the initial aggregate principal amount of $______________ issued pursuant to the CARAT Indenture.

      Class A-__ Notes: The Class A-__ ______% Asset Backed Notes in the initial aggregate principal amount of $_______________ issued pursuant to the CARAT Indenture.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

      Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

                                 Appendix A - 6

      Collateral: The collateral specified in the Granting Clause of the CARAT Indenture.

      Collection Account: The account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the CARAT Trust Sale and Servicing Agreement.

      COLT 200_-___ Reserve Account Available Amount: As defined in Exhibit A of the COLT Servicing Agreement.

      COLT 200_-___ Reserve Account Required Amount: As defined in Exhibit A of the COLT Servicing Agreement.

      COLT 200_-___ Secured Note Rate: With respect to a COLT 200_-___ Secured Note, the interest rate set forth on that COLT 200_-___ Secured Note.

      COLT 200_-___ Secured Notes: The non-recourse secured notes issued by COLT in electronic form and listed on the Schedule of Secured Notes.

      COLT 200_-___ Trust Estate: As defined in Exhibit A of the COLT Servicing Agreement.

      COLT: The trust created by the Declaration of Trust known as the "Central Originating Lease Trust," "COLT" or "C.O.L. Trust," a Delaware statutory trust.

      COLT Indenture: The COLT 200_-___ Indenture, dated as of the Series 200_-___ Closing Date, between COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      COLT Indenture Trustee: Citibank, N.A., or any successor thereto under the COLT Indenture.

      COLT Owner Trustee: Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee, or any successor thereto.

      COLT Sale and Contribution Agreement: The COLT 200_-___ Sale and Contribution Agreement, dated as of the Series 200_-___ Closing Date, between COLT and GMAC, as the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

      COLT Servicer: GMAC, as servicer under the COLT Servicing Agreement, or any successor servicer under the COLT Servicing Agreement.

      COLT Servicing Agreement: The COLT 200_-___ Servicing Agreement, dated as of the Series 200_-___ Closing Date, between COLT and GMAC, as COLT Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

      Contingent Interest Rate Swap: Each interest rate swap agreement, including the schedule and confirmation related thereto, between GMAC and the Trust, as executed and delivered on the Series 200_-___ Closing Date, as the same may become effective as provided in

                                 Appendix A - 7
the Triparty Agreement or be amended, supplemented, renewed, extended or replaced from time to time.

      Corporate Trust Office: With respect to the CARAT Indenture Trustee or the CARAT Owner Trustee, the principal office at which at any particular time the corporate trust business of the CARAT Indenture Trustee or CARAT Owner Trustee, respectively, shall be administered, which offices at the Series 200_-___ Closing Date are located, in the case of the CARAT Indenture Trustee, at______________________________________________, and in the case of the CARAT
Owner Trustee, at_______________________________________, Attn:
______________________.

      Cutoff Date: As defined in Exhibit A of the COLT Servicing Agreement.

      Dealer: As defined in Exhibit I to the Declaration.

      Dealer Agreement: An existing agreement between GMAC and a Dealer with respect to a Series 200_-___ Lease Asset.

      Declaration of Trust or Declaration: the Third Amended and Restated Declaration of Trust by Deutsche Bank Trust Company Delaware, as COLT Owner Trustee, dated as of March 25, 2004, acknowledged, accepted and agreed to by GMAC, as the same may be amended, supplemented or otherwise modified from time to time.

      Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      Definitive Certificates: As defined in Section 3.13 of the CARAT Trust Agreement.

      Definitive Notes: The CARAT 200__-__ Notes issued in the form of definitive notes pursuant to Section 2.12 of the Indenture.

      Depository Agreements: Together, the Certificate Depository Agreement, and the Note Depository Agreement.

      Designated Account Property: The Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise), including the Reserve Account Deposit, and all proceeds of the foregoing but excluding all Investment Earnings thereon.

      Designated Accounts: The Collection Account, the Note Distribution Account and the Reserve Account, collectively.

      Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

                                 Appendix A - 8

      Distribution Date: With respect to a Monthly Period, the 15th day of the next succeeding calendar month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing [__________].

      Early Termination Date: Has the meaning given to it in each Interest Rate Swap.

      Eligible Deposit Account: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      Eligible Institution: Either (i) the corporate trust department of the CARAT Indenture Trustee or the CARAT Owner Trustee or (ii) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC.

      Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

            (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

            (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

            (iv) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the

                                 Appendix A - 9

      CARAT Indenture Trustee or the CARAT Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

            (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

            (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company (x) the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the CARAT Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall);

            (vii) commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations;

            (viii) (solely in the case of the Reserve Account) the CARAT 200__-__ Notes; and

            (ix) any other investment permitted by the Rating Agencies. in each case, unless otherwise permitted by the Rating Agencies, maturing (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is issued by the institution with which the Note Distribution Account or the Certificate Distribution Account, as the case may be, is then maintained or (y) the CARAT Indenture Trustee (so long as the short-term unsecured debt obligations of the CARAT Indenture Trustee are rated at least Prime-1 by Moody's and A-1 by S&P on the date such investment is made) shall advance funds on such Distribution Date to the Note Distribution Account or the Certificate Distribution Account, as the case may be, in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on the CARAT 200_-___ Notes or the CARAT 200_-___ Certificates, as the case may be, on such Distribution Date. The provisions in clauses (ii), (iii),
      (iv), (vi) and (vii) above requiring that certain investments be rated in the highest investment category granted by each Rating Agency require such rating from Fitch, Inc., only if Fitch, Inc. is then rating such investment. For purposes of the foregoing, unless the CARAT Indenture Trustee objects at the time an investment is made, the CARAT Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

                                Appendix A - 10

      Entitlement Holder: Has the meaning given such term in Section 8-102(a)(7) of the New York UCC.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      Event of Default: An event described in Section 5.1 of the CARAT
Indenture.

      Event of Default Proceeds: As defined in Section 8.01(b) of the CARAT Trust Sale and Servicing Agreement.

      Event of Default Sale: As defined in Section 8.01(b) of the CARAT Trust Sale and Servicing Agreement.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

      Expenses: The expenses described in Section 6.9 of the CARAT Trust Agreement.

      FDIC: Federal Deposit Insurance Corporation or any successor agency.

      Final Scheduled Distribution Date:

            (i) With respect to a class of Class A Notes, the Distribution Date in the month and year set forth below opposite such Notes:

                    Class A-__ Notes:       ____________;
                    Class A-__ Notes:       ____________;
                    Class A-__ Notes:       ____________;
                    Class A-__ Notes:       ____________; and

            (ii) with respect to the Certificates, the Distribution Date in
      ______________.

      Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset "related to" a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Article 8 of the New York UCC) holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

      Financial Parties: The CARAT 200_-___ Noteholders, the CARAT 200_-___ Certificateholders and, so long as any Interest Rate Swaps are in effect, the Swap Counterparty.

      First Step Secured Notes Assignment: As defined in Section 2.02 of the CARAT Pooling and Servicing Agreement.

      Fitch: Fitch, Inc., or any successor thereto.

                                Appendix A - 11

      Fixed Rate Notes: Together, the Class A-__ Notes, the Class A-__ Notes and the Class A-__ Notes.

      Floating Rate Notes: The Class A-__ Notes.

      Further Transfer and Servicing Agreements: As defined in the recitals to the CARAT Pooling and Servicing Agreement.

      General Motors: General Motors Corporation, a Delaware corporation.

      GMAC: General Motors Acceptance Corporation, a Delaware corporation.

      GMAC Interest Rate Swap: Each interest rate swap agreement, including the schedule and confirmation related thereto, between GMAC and the Swap Counterparty in effect on the Series 200_-___ Closing Date, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

      [GMACNA: General Motors Acceptance Corporation, North America, a Delaware corporation.]

      [GMACNA Sale Agreement: The GMACNA Sale Agreement dated as of the Closing Date by and between GMACNA and GMAC.]

      Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the CARAT Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Holder: The Person in whose name a CARAT 200_-___ Note or CARAT 200_-___ Certificate is registered on the Note Register or the Certificate Register, as applicable.

      Indemnified Parties: The Persons specified in Section 6.9 of the CARAT Trust Agreement.

      Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the CARAT 200_-___ Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                                Appendix A - 12

      Independent Certificate: A certificate or opinion to be delivered to the CARAT Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the CARAT Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the CARAT Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of "Independent" in the CARAT Indenture and that the signer is Independent within the meaning thereof.

      Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

      Initial Aggregate Secured Note Principal Balance: $________________.

      Intercompany Advance Agreement: The CARI Intercompany Advance Agreement dated as of the Series 200_-___ Closing Date between CARI and GMAC, as amended and supplemented from time to time.

      Intercompany Note: The Intercompany Note issued by CARI to GMAC under the Intercompany Advance Agreement.

      Interest Rate: With respect to each class of Class A Notes, the per annum rate set forth below:

                    Class A-__ Notes:        _______%
                    Class A-__ Notes:        _______%
                    Class A-__ Notes:        _______%
                    Class A-__ Notes:        _______%

      Interest Rate Swap: Each interest rate swap agreement, including all schedules and confirmations related thereto, between the Issuer and the Swap Counterparty, in effect on the Series 200_-___ Closing Date, as the same may be amended, supplemented, renewed, extended or replaced from time to time. From and after the date, if any, on which any Contingent Interest Rate Swaps become effective as provided in the Triparty Agreement, each shall constitute an "Interest Rate Swap" for all purposes under the CARAT Basic Documents.

      Interested Parties: As defined in the recitals to the CARAT Pooling and Servicing Agreement.

      Investment Company Act: The Investment Company Act of 1940, as the same may be amended from time to time.

      Investment Earnings: Investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses.

      Issuer: The party named as such in the CARAT Trust Sale and Servicing Agreement and in the CARAT Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the CARAT 200_-___ Notes.

                                Appendix A - 13

      Issuer Order: A written order signed in the name of the Issuer by any one of its Authorized Officers and delivered to the CARAT Indenture Trustee.

      Issuer Request: A written request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the CARAT Indenture Trustee.

      Lease: Any automobile and light truck lease sold, assigned, transferred or conveyed to COLT, including all other agreements related thereto and all rights and obligations thereunder.

      Lease Asset: A Lease and the Vehicle related thereto.

      Lessee: With respect to any Series 200_-___ Lease Asset, the lessee or the co-lessees of the Vehicle and any guarantor of the Lease comprising such Lease Asset.

      LIBOR: With respect to each Distribution Date other than the initial Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date (and, in the case of the initial Distribution Date, two LIBOR Business Days prior to the Closing Date). If such rate does not appear on that date on Telerate Service Page 3750 (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the CARAT Indenture Trustee after consultation with the Seller), then LIBOR will be the Reference Bank Rate.

      LIBOR Business Day: Any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

      Lien: Any security interest, lien, charge, pledge, equity, encumbrance or adverse claim of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

      Liquidating Secured Note: A COLT 200_-___ Secured Note as to which the Servicer has reasonably determined, in accordance with its customary servicing procedures, that eventual receipt of amounts payable with respect thereto is unlikely.

      Liquidation Proceeds: With respect to a Liquidating Secured Note, all amounts realized with respect to such COLT 200_-___ Secured Note after it becomes a Liquidating Secured Note.

      Materiality Opinion: A written opinion of Kirkland & Ellis LLP, Mayer, Brown, Rowe & Maw LLP or another nationally recognized law firm experienced in securitization matters reasonably acceptable to the Swap Counterparty, addressed to the Swap Counterparty and in form and substance reasonably satisfactory to the Swap Counterparty.

      Minimum Servicing Standards: Servicing standards identified as "Minimum Servicing Standards" in The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such standards are applicable to the servicing obligations set forth in the CARAT Trust Sale and Servicing Agreement and the CARAT Pooling and Servicing Agreement.

                                Appendix A - 14

      Monthly Period: Each calendar month (or, in the case of the first Monthly Period, the period from and including the Series 200_-___ Closing Date to and including [___________]). With respect to any Distribution Date, the "related Monthly Period" is the Monthly Period preceding the calendar month in which such Distribution Date occurs.

      Monthly Remittance Condition: Each of the following conditions:

            (i) GMAC is the Servicer;

            (ii) the rating of GMAC's short-term unsecured debt is at least A-1 by S&P and P-1 by Moody's; and

            (iii) a Servicer Default shall not have occurred and be continuing.

      Moody's: Moody's Investors Service, Inc., or any successor thereto.

      New York UCC: The UCC as in effect in the State of New York.

      Note Depository: The depository from time to time selected by the CARAT Indenture Trustee on behalf of the CARAT Trust in whose name the CARAT 200__-__ Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

      Note Depository Agreement: The agreement, dated as of the Closing Date, among the Issuer, the CARAT Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency relating to the CARAT 200__-__ Notes, substantially in the form of Exhibit B to the CARAT Indenture, as the same may be amended and supplemented from time to time.

      Note Distribution Account: The account designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the CARAT Trust Sale and Servicing Agreement.

      Note Owner: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

      Note Pool Factor: With respect to any class of CARAT 200__-__ Notes and any Distribution Date, an amount expressed to the seventh decimal place and computed by the Servicer which is equal to the Note Principal Balance for such class as of the close of such Distribution Date divided by the initial Note Principal Balance for such class.

      Note Principal Balance: With respect to any class of the CARAT 200_-___ Notes and any Distribution Date, the initial aggregate principal balance of such class of the CARAT 200_-___ Notes, reduced by all previous payments to the CARAT 200_-___ Noteholders of such class in respect of principal of such CARAT 200_-___ Notes.

                                Appendix A - 15

      Note Register: With respect to any class of the CARAT 200_-___ Notes, the register of such CARAT 200_-___ Notes specified in Section 2.4 of the CARAT Indenture.

      Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the CARAT Indenture.

      Noteholders' Interest Carryover Shortfall: With respect to any Distribution Date, the excess, as of the close of business on such Distribution Date of (i) the Aggregate Noteholders' Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such current Distribution Date in respect of interest.

      Noteholders' Interest Distributable Amount: With respect to any class or tranche of CARAT 200__-__ Notes and any Distribution Date, the product of (i) the outstanding principal balance of such class or tranche of CARAT 200__-__ Notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of such class or tranche of CARAT 200__-__ Notes on the CARAT 200__-__ Closing Date) and (ii) in the case of (a) the Fixed Rate Notes, one-twelfth of the Interest Rate for such class or tranche (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of which is ____ and the denominator of which is 360) and (b) the Floating Rate Notes the product of the Interest Rate for such class or tranche of CARAT 200__-__ Notes for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

      Noteholders' Percentage: With respect to any Distribution Date prior to the payment in full of the CARAT 200__-__ Notes, 100%, and thereafter, zero.

      Noteholders' Principal Carryover Shortfall: With respect to any Distribution Date, the excess, as of the close of business on such Distribution Date of (i) Aggregate Noteholders' Principal Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of principal from collections on the COLT 2004 SNA Secured Notes.

      Noteholders' Principal Distributable Amount: With respect to any class of Notes, for any Distribution Date, the lesser of:

            (A) the outstanding principal balance of such class as of the close of the immediately preceding Distribution Date or in the case of the first Distribution Date, the outstanding principal balance on the Closing Date; and

            (B) the remainder, if any, of:

                  (1) the Noteholders' Percentage of the Secured Note Principal
            Distributable Amount minus

                                Appendix A - 16

                  (2) the outstanding principal balance for each class of CARAT
            200__-__ Notes with a lower numerical designation as of the close of the immediately preceding Distribution Date.

      Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of the CARAT 200__-__ Notes, the Noteholders' Principal Distributable Amount for such class of CARAT 200__-__ Notes will also include the amount that is necessary, after giving effect to other amounts deposited into the Note Distribution Account on such Distribution Date and allocable to payments of principal, to reduce the outstanding principal balance of such class of CARAT 200__-__ Notes to zero.

      Offered Certificates: CARAT 200__-__ Certificates issued pursuant to the CARAT Trust Agreement with the exception of the CARAT 200__-__ Certificates retained by the Seller.

      Offered Notes: Together, the Class A-__ Notes, the Class A-__ Notes and the Class A-__ Notes.

      Officer's Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the CARAT Indenture, and delivered to the CARAT Indenture Trustee. Unless otherwise specified in the CARAT Indenture, any reference in the CARAT Indenture to an officer's certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Seller or the Servicer. In addition, for purposes of the CARAT Indenture: (i) such counsel shall be satisfactory to the CARAT Indenture Trustee; (ii) the opinion shall be addressed to the CARAT Indenture Trustee as Trustee and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the CARAT Indenture and shall be in form and substance satisfactory to the CARAT Indenture Trustee.

      Optional Purchase Date: As defined in Section 8.01(a) of the CARAT Trust Sale and Servicing Agreement.

      Optional Purchase Percentage: 10%.

      Outstanding: With respect to the CARAT 200_-___ Notes, as of any date of determination, all CARAT 200_-___ Notes theretofore authenticated and delivered under the CARAT Indenture except:

            (i) CARAT 200_-___ Notes theretofore cancelled by the CARAT Indenture Trustee or delivered to the CARAT Indenture Trustee for cancellation;

            (ii) CARAT 200_-___ Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the CARAT Indenture Trustee or any Paying Agent in trust for the Holders of such CARAT 200_-___ Notes; provided, however, that if such CARAT 200_-___ Notes are to be redeemed, notice of such redemption has been duly given pursuant to the CARAT Indenture or provision therefor, satisfactory to the CARAT Indenture Trustee, has been made; and

                                Appendix A - 17

            (iii) CARAT 200_-___ Notes in exchange for or in lieu of other CARAT 200_-___ Notes which have been authenticated and delivered pursuant to the CARAT Indenture unless proof satisfactory to the CARAT Indenture Trustee is presented that any such CARAT 200_-___ Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the CARAT 200_-___ Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any CARAT Basic Document, CARAT 200_-___ Notes both legally and beneficially owned by the Issuer, any other obligor upon the CARAT 200_-___ Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the CARAT Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only CARAT 200_-___ Notes that the CARAT Indenture Trustee knows to be so owned shall be so disregarded. CARAT 200_-___ Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the CARAT Indenture Trustee the pledgor's right so to act with respect to such CARAT 200_-___ Notes and that the pledgee is not the Issuer, any other obligor upon the CARAT 200_-___ Notes, the Seller or any Affiliate of any of the foregoing Persons.

      Outstanding Amount: As of any date, the aggregate principal amount of all CARAT 200_-___ Notes or a class of CARAT 200__-__ Notes, as applicable Outstanding at such date.

      Owner: As defined in Section 1.02 of the CARAT Pooling and Servicing Agreement.

      Pass Through Rate: means, for the CARAT 200__-__ Certificates, ____% per annum.

      Paying Agent: With respect to the CARAT Indenture, the CARAT Indenture Trustee or any other Person that meets the eligibility standards for the CARAT Indenture Trustee specified in Section 6.11 of the CARAT Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the CARAT 200_-___ Notes on behalf of the Issuer. With respect to the CARAT Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the CARAT Trust Agreement that meets the eligibility standards for the CARAT Owner Trustee specified in Section 6.13 of the CARAT Trust Agreement. The initial Paying Agent under the CARAT Indenture shall be the CARAT Indenture Trustee and the initial Paying Agent under the CARAT Trust Agreement shall be ______________________________.

      Perfection Representations: The representations, warranties and covenants set forth in Appendix C to the CARAT Trust Sale and Servicing Agreement.

      Person: Any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Physical Property: (i) Bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(47) of the New York UCC and are susceptible of physical delivery and (ii) Security Certificates.

                                Appendix A - 18

      Predecessor Note: With respect to any particular CARAT 200_-___ Note, every previous CARAT 200_-___ Note evidencing all or a portion of the same debt as that evidenced by such particular CARAT 200_-___ Note; and, for the purpose of this definition, any CARAT 200_-___ Note authenticated and delivered under
Section 2.4 of the CARAT Indenture in lieu of a mutilated, lost, destroyed or stolen CARAT 200_-___ Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen CARAT 200_-___ Note.

      Private Notes: The Class A-___ Notes.

      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Purchased Property: As defined in Section 2.01 of the CARAT Pooling and Servicing Agreement.

      Rating Agencies: As of any date, the nationally recognized statistical rating organizations requested by the Seller to provide ratings on the CARAT 200__-__ Notes or the Certificates which are rating the CARAT 200__-__ Notes or the CARAT 200__-__ Certificates on such date.

      Rating Agency Condition: With respect to any action, the condition that each Rating Agency shall have been given at least 10 days prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the CARAT 200__-__ Notes or the CARAT 200__-__ Certificates.

      Record Date: (i) with respect to the CARAT 200__-__ Notes and with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date, or if Definitive Notes are issued for any class of CARAT 200__-__ Notes, with respect to such class of CARAT 200__-__ Notes the last day of the preceding Monthly Period; and (ii) with respect to the CARAT 200__-__ Certificates and with respect to any Distribution Date, the close of business on the date immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Monthly Period.

      Redeemable Notes: The Class A-__ Notes.

      Redemption Date: As defined in Section 10.1 of the CARAT Indenture.

      Redemption Price: With respect to the Redeemable Notes and the CARAT 200__-__ Certificates, the unpaid principal amount of such CARAT 200_-___ Notes and CARAT 200__-__ Certificates, plus accrued and unpaid interest thereon.

      Reference Bank Rate: For any Distribution Date, a rate determined on the basis of the rates at which deposits in United States dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then Outstanding Amount of the applicable class or tranche of the then outstanding Floating Rate Notes. The reference banks shall be four major banks that

                                Appendix A - 19
are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller. The CARAT Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the CARAT Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the Outstanding Amount of each class or tranche of the then outstanding Floating Rate Notes. If no quotation can be obtained, then LIBOR will be the rate from the prior Distribution Date.

      Registered Holder: The Person in whose name a CARAT 200_-___ Note is registered on the Note Register on the applicable Record Date.

      Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody's; A-1+ by S&P; and if rated by Fitch, F-1 by Fitch. Any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

      Reserve Account: The account designated as such, established and maintained pursuant to Section 4.07(a) of the CARAT Trust Sale and Servicing Agreement.

      Reserve Account Deposit: Cash or Eligible Investments having a value of at least $____________.

      Reserve Account Property: The (i) Reserve Account and all proceeds thereof (other than Investment Earnings thereon) including all cash, investments, investment property and other amounts held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities, Financial Assets or otherwise) and (ii) the Reserve Account Deposit and all proceeds thereof (other than Investment Earnings thereon).

      Responsible Officer: With respect to the CARAT Indenture Trustee or the CARAT Owner Trustee, any officer within the Corporate Trust Office of such trustee having direct responsibility for the administration of the CARAT Indenture or the CARAT Trust Agreement, respectively, or with respect to the CARAT Owner Trustee, any agent of the CARAT Owner Trustee acting under a power of attorney, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Retained Certificates: The CARAT 200__-__ Certificates retained by the Seller pursuant to the CARAT Trust Agreement, with an initial Certificate Balance of $_______________.

                                Appendix A - 20

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

      Schedule of Secured Notes: The schedule of all COLT 200_-___ Secured Notes originally held as part of the Trust and on file at the locations listed on Exhibit A of the CARAT Trust Sale and Servicing Agreement, as it may be amended from time to time.

      Second Step Secured Notes Assignment: As defined in Section 2.01 of the CARAT Trust Sale and Servicing Agreement.

      Secretary of State: The Secretary of State of the State of Delaware.

      Secured Note Interest Distributable Amount: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Monthly Accrued Interest: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Principal Balance: "Note Principal Balance," as defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Principal Carryover Shortfall: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Principal Distributable Amount: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Register: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Note Registrar: As defined in Exhibit A of the COLT Servicing Agreement.

      Secured Notes Purchase Price: The amount described in Section 2.02 of the CARAT Pooling and Servicing Agreement.

      Secured Obligations: Obligations consisting of the principal of and interest on, and any other amounts owing in respect of, the CARAT 200_-___ Notes and amounts allocable pursuant to the CARAT Indenture with respect to the CARAT 200__-__ Certificates and each Interest Rate Swap.

      Secured Parties: Each CARAT 200__-__ Noteholder, CARAT 200__-__ Certificateholder and the Swap Counterparty.

      Securities: The CARAT 200_-___ Notes and the CARAT 200_-___ Certificates.

      Securities Act: As defined in Section 2.15(a) of the CARAT Indenture.

      Securities Intermediary: As defined in Section 5.01(b)(i) of the CARAT Trust Sale and Servicing Agreement.

                                Appendix A - 21

      Security Certificate: Has the meaning given such term in Section 8-102(a)(16) of the New York UCC.

      Security Entitlement: Has the meaning given such term in Section 8-102(a)(17) of the New York UCC.

      Securityholder: A Holder of a CARAT 200_-___ Note or a CARAT 200_-___ Certificate.

      Seller: The Person executing the CARAT Trust Sale and Servicing Agreement as the Seller, or its successor in interest pursuant to Section 3.03 of the CARAT Trust Sale and Servicing Agreement.

      Series 200_-___ Closing Date: [_________].

      Series 200_-___ Lease Asset Schedule: As set forth in Section 2.20 of the COLT Servicing Agreement.

      Series 200_-___ Lease Assets: As defined in Exhibit A of the COLT Servicing Agreement.

      Series 200_-___ Leases: As defined in Exhibit A of the COLT Servicing Agreement.

      Servicer: The Person executing the CARAT Trust Sale and Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 6.02 of the CARAT Trust Sale and Servicing Agreement.

      Servicer Default: An event described in Section 7.01 of the CARAT Trust Sale and Servicing Agreement.

      Servicer's Accounting: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.09 of the CARAT Pooling and Servicing Agreement.

      Servicing Fee: With respect to a Distribution Date, the basic fee payable to the Servicer for services rendered during the related Monthly Period, which shall be equal to one-twelfth (1/12th) of the Servicing Fee Rate multiplied by the Aggregate Secured Note Principal Balance of all COLT 200_-___ Secured Notes held by the Trust as of the first day of such Monthly Period (or, for the first Distribution Date, the Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 360, multiplied by the Aggregate Secured Note Principal Balance as of the Series 200_-___ Closing Date).

      Servicing Fee Rate: 0.01% per annum

      Specified Reserve Account Balance: For any Distribution Date, the greater of

                                Appendix A - 22

            (a) ____% of the outstanding principal balance of the Notes and the CARAT 200_-___ Certificates as of the close of business on that Distribution Date (after giving effect to all payments and distributions to be made on that Distribution Date); and

            (b) $________________.

but in no event more than the outstanding principal balance of the CARAT 200_-___ Notes and the CARAT 200_-___ Certificates as of the close of business on that Distribution Date (after giving effect to all payments and distributions to be made on that Distribution Date).

      State: Any one of the 50 states of the United States of America or the District of Columbia.

      Stated Maturity: The date specified in each COLT 200_-___ Secured Note as the fixed date on which the principal of, and interest on, such COLT 200_-___ Secured Note is due and payable.

      Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

      Swap Counterparty: _____________________, as swap counterparty under each Interest Rate Swap, or any successor or replacement Swap Counterparty from time to time under each Interest Rate Swap.

      Swap Counterparty Rights Agreement: The Swap Counterparty Rights Agreement, dated as of the Series 200_-___ Closing Date, among the Swap Counterparty, the Issuer, GMAC, as Servicer and CARAT Administrator, the Seller, the CARAT Indenture Trustee, and the Owner Trustee, as amended and supplemented from time to time.

      Temporary Notes: The Notes specified in Section 2.3 of the CARAT
Indenture.

      Third Party Instrument: Each Interest Rate Swap, each Contingent Interest Rate Swap and the Triparty Agreement.

      Total Available Amount: With respect to any Distribution Date, the sum of:

            (i) the amount of all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date;

            (ii) amounts deposited into the Collection Account on or before such Distribution Date with respect to Facility Fees and Expenses arising during the related Monthly Period;

            (iii) amounts deposited into the Collection Account on or before such Distribution Date pursuant to Section 3.03(c)(vi) of the COLT Servicing Agreement;

                                Appendix A - 23

            (iv) all collections on the COLT 200_-___ Secured Notes held by the Trust (other than Liquidating Secured Notes) during the period from the last Distribution Date to but excluding the current Distribution Date;

            (v) Liquidation Proceeds;

            (vi) the amount, if any, paid by the Swap Counterparty to the Trust pursuant to any Interest Rate Swap; and

            (vii) the Warranty Payment or the Administrative Purchase Payment for each COLT 200_-___ Secured Note that the Seller repurchased or the Servicer purchased as of the last day of the related Monthly Period.

      Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      Triparty Agreement: The Triparty Contingent Assignment Agreement, dated as of the Series 200_-___ Closing Date, including all schedules, and confirmations thereto, among the Trust, the Swap Counterparty and GMAC, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

      Trust: Capital Auto Receivables Asset Trust 200_-___, a Delaware statutory trust described in the CARAT Trust Agreement.

      Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

      UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

      Uncertificated Security: Has the meaning given to such term in Section 8-102(a)(18) of the New York UCC.

      Undertaking Letter: The letter referred to in Section 9.12 of the CARAT Trust Agreement.

      VAULT: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute pursuant to the VAULT Trust Agreement.

      VAULT Trust Agreement: The Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as Servicer and Initial Beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      VAULT Trustee: Chase Manhattan Bank USA, N.A., as trustee of VAULT under the VAULT Trust Agreement.

                                Appendix A - 24

      Vehicle: As defined in Exhibit I to the Declaration.

      Voting Interests: As of any date, the aggregate Certificate Balance of all CARAT 200__-__ Certificates outstanding; provided, however, that CARAT 200__-__ Certificates owned by the Issuer, the Seller or any Affiliate of any of the foregoing Persons (each, an "insider") shall be disregarded and deemed not to be outstanding (unless all CARAT 200__-__ Certificates are owned by insiders), except that, in determining whether the CARAT Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only CARAT 200__-__ Certificates that the CARAT Owner Trustee knows to be so owned shall be so disregarded. CARAT 200__-__ Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the CARAT Owner Trustee the pledgor's right so to act with respect to such CARAT 200__-__ Certificates and that the pledgee is not the Issuer, the Seller or any Affiliate of any of the foregoing Persons (unless all CARAT 200__-__ Certificates are owned by insiders).

      Warranty Payment: With respect to each Warranty Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the CARAT 200_-___ Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the Seller is required to (or, if earlier, elects to) repurchase such Warranty Secured Note.

      Warranty Purchaser: The Person described in Section 2.05 of the CARAT Trust Sale and Servicing Agreement.

      Warranty Secured Note: A COLT 200_-___ Secured Note that the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.05 of the CARAT Trust Sale and Servicing Agreement.

                                Appendix A - 25

                         PART II - RULES OF CONSTRUCTION

      (a) Accounting Terms. As used in this Appendix or the CARAT Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the CARAT Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the CARAT Basic Documents will control.

      (b) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any CARAT Basic Document will refer to this Appendix or such CARAT Basic Document as a whole and not to any particular provision of this Appendix or such CARAT Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any CARAT Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such CARAT Basic Document unless otherwise specified. The word "or" is not exclusive.

      (c) Reference to Distribution Dates. With respect to any Distribution Date, the "related Monthly Period," and the "related Record Date," will mean the Monthly Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Monthly Periods and Record Dates will be correlative to the foregoing relationships.

      (d) Number and Gender. Each defined term used in this Appendix or the CARAT Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the CARAT Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

      (e) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the CARAT Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

      (f) Reference to a Class of CARAT 200__-__ Notes. Unless otherwise specified, references to a Class of CARAT 200__-__ Notes includes all the tranches included in such class of CARAT 200__-__ Notes.

                                    Part II

                                   APPENDIX B

                         Notice Addresses and Procedures

            All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any CARAT Basic Document to be made upon, given or furnished to or filed with the Seller, the Servicer, the CARAT Administrator, the CARAT Indenture Trustee, the Issuer, the CARAT Owner Trustee or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

            (a) in the case of the Seller, at the following address:

                Capital Auto Receivables, Inc.
                Corporation Trust Center
                1209 Orange Street
                Wilmington, Delaware 19801,

            with a copy to:

                Manager - Securitization,
                General Motors Acceptance Corporation
                200 Renaissance Center
                12th Floor, MC:  482-B12-C24
                Detroit, MI 48265,

            (b) in the case of the Servicer, the CARAT
Administrator, at the following address:

                Director - Securitization and Cash Management
                General Motors Acceptance Corporation
                200 Renaissance Center
                12th Floor, MC:  482-B12-C24
                Detroit, MI 48265,

            (c) in the case of the CARAT Indenture Trustee, at its Corporate Trust Office, and

            (d) in the case of the Issuer or the CARAT Owner Trustee, to the CARAT Owner Trustee at its Corporate Trust Office,

            with a copy to:

                                 Appendix B- 1

                       __________________________________
                       __________________________________
                       __________________________________

            and with a copy to:

                Capital Auto Receivables, Inc.,
                Attention: Manager-Securitization
                200 Renaissance Center
                12th Floor, MC:  482-B12-C24
                Detroit, MI 48265

The Issuer shall promptly transmit any notice received by it from the CARAT 200_-___ Noteholders to the CARAT Indenture Trustee and the CARAT Indenture Trustee shall likewise promptly transmit any notice received by it from the CARAT 200_-___ Noteholders to the Issuer:

            (e) in the case of Moody's Investors Service, Inc., to

                Moody's Investors Service, Inc.
                ABS Monitoring Department,
                99 Church Street,
                New York, New York 10007,

            (f) in the case of Standard & Poor's Ratings Services, to

                 Standard & Poor's Ratings Services,
                 55 Water Street
                 40th Floor
                 New York, New York 10041
                 Attention: Asset Backed Surveillance Department,

            (g) in the case of Fitch, Inc., to

                Fitch, Inc.,
                One State Street Plaza,
                New York, New York 10004,
                Attention: Asset-Backed Surveillance, and

            (h) in the case of Swap Counterparty, to
                ________________________
                ________________________
                ________________________

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

                                 Appendix B- 2

            Where any CARAT Basic Document provides for notice to CARAT 200_-___ Noteholders or CARAT 200_-___ Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each CARAT 200_-___ Noteholder or CARAT 200_-___ Certificateholders affected by such condition or event, at such Person's address as it appears on the Note Register or CARAT 200_-___ Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such CARAT Basic Document for the giving of such notice. If notice to CARAT 200_-___ Noteholders or CARAT 200_-___ Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular CARAT 200_-___ Noteholders or CARAT 200_-___ Certificateholders shall affect the sufficiency of such notice with respect to other CARAT 200_-___ Noteholders or CARAT 200_-___ Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

                                 Appendix B- 3